As filed with the Securities and Exchange Commission on December 8, 1995

                                        Registration No. 33-83072

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                      ______________________

                 POST-EFFECTIVE AMENDMENT NO. 3 TO
                      REGISTRATION STATEMENT
                                ON
                             FORM SB-2
                               UNDER
                    THE SECURITIES ACT OF 1933
                       ____________________

                       ALFACELL CORPORATION
      (Exact name of Registrant as Specified in its Charter)
             DELAWARE           8731           22-2369085
     (State or other jurisdiction(Primary       (I.R.S. Employer
     of incorporation or organi-SIC Code   Identification
     zation)                         Number)        Number)

                       225 BELLEVILLE AVENUE
                   BLOOMFIELD, NEW JERSEY 07003
                         (201) 748-8082
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                          KUSLIMA SHOGEN
                       ALFACELL CORPORATION
                       225 BELLEVILLE AVENUE
                   BLOOMFIELD, NEW JERSEY 07003
                         (201) 748-8082
     (Name, Address, including zip code, and telephone number, including area code, of agent for service)

                          With copies to:
                      KEVIN T. COLLINS, ESQ.
                          ROSS & HARDIES
                        65 EAST 55TH STREET
                     NEW YORK, NEW YORK 10022

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box.   [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Pursuant to Rule 429 under the Securities Act of 1933, as amended the Form of Prospectus included herein also relates to securities registered under the Company's Registration Statement on Form SB-2 (File No. 33-76950) declared effective on August 3, 1994, is intended for use therewith and constitutes a post-effective amendment thereto.

                            ALFACELL CORPORATION
                            CROSS REFERENCE SHEET


              INFORMATION REQUIRED TO                  LOCATION IN
             BE INCLUDED IN PROSPECTUS                 PROSPECTUS

ITEM 1

     Front of Registration Statement and
     Outside Front Cover Page of Prospectus...... Cover page of
                                                  Registration Statement
                                                  and Outside Front Cover
                                                  Page of Prospectus

ITEM 2

     Inside Front and Outside Back Cover Pages
     of Prospectus............................... Inside front cover page of Prospectus

ITEM 3

     Summary Information and Risk Factors.......  Prospectus Summary; Risk
                                                  Factors

ITEM 4

     Use of Proceeds............................  Use of Proceeds

ITEM 5

     Determination of Offering Price............  Not applicable

ITEM 6

     Dilution...................................  Not applicable

ITEM 7

     Selling Security Holders...................  Selling Stockholders

ITEM 8

     Plan of Distribution.......................  Cover Page; Plan of
                                                  Distribution

ITEM 9

     Legal Proceedings..........................  Business - Legal
                                                  Proceedings

ITEM 10

     Directors, Executive Officers, Promoters
     and Control Persons........................  Management

ITEM 11

     Security Ownership of Certain Beneficial
     Owners and Management......................  Principal Stockholders

ITEM 12

     Description of Securities..................  Description of Securities

ITEM 13

     Interest of Named Experts and Counsel......  Not applicable

ITEM 14

     Disclosure of Commission Position on
     Indemnification for Securities
     Act Liabilities............................  Selling Stockholders

ITEM 15

     Organization Within Last Five Years........  Not applicable

ITEM 16

     Description of Business....................  Business

ITEM 17

     Management's Discussion and Analysis or
     Plan of Operation.......................     Management's  Discussion  and
                                                  Analysis     of     Financial
                                                  Condition   and  Results   of
                                                  Operations
ITEM 18

     Description of Property...................   Business - Properties

ITEM 19

     Certain Relationships and Related
     Transactions..............................   Certain Transactions
ITEM 20

     Market for Common Equity and Related
     Stockholder Matters........................  Dividends; Price Range of
                                                  Common Stock;  Description of
                                                  Securities;  Shares  Eligible
                                                  for Future Sale

ITEM 21

     Executive Compensation.....................  Executive Compensation

ITEM 22

     Financial Statements.......................  Financial Statements

ITEM 23

     Changes In and Disagreements With
     Accountants on Accounting
     and Financial Matters......................  Not applicable

               SUBJECT TO COMPLETION, DATED DECEMBER 8, 1995.
</R
     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                            PROSPECTUS


                         3,299,561 Shares


                       Alfacell Corporation

              COMMON STOCK, PAR VALUE $.001 PER SHARE



     The Registration Statement, of which this Prospectus forms a part, registers the offer and sale of up to 3,299,561 shares of Common Stock, par value $.001 per share (the "Common Stock"), of Alfacell Corporation (the "Company" or "Alfacell") by certain stockholders (the "Selling Stockholders"). Of these 3,299,561 shares, 1,032,906 shares are outstanding and held by certain of the Selling Stockholders (the "Private Placement Investors"), 1,088,506 shares are issuable upon the exercise of outstanding warrants to purchase Common Stock (the "Warrants") held by the Private Placement Investors and 1,178,149 shares are issuable upon the exercise of certain outstanding options to purchase shares of Common Stock (the "Options") held by certain of the Selling Stockholders (the "Option Holders") and the reoffer and resale of such shares of Common Stock by the Selling Stockholders is covered hereby. The Private Placement Investors acquired the outstanding shares of Common Stock offered hereby and the Warrants directly from the Company in private placement transactions which were completed on March 21, 1994 (the "March 1994 Private Placement") and September 13, 1994 (the "September 1994 Private Placement"), respectively (collectively, the "Private Placements"). The Option Holders acquired the Options directly from the Company in private transactions during the period from October 1992 through March 1994. See "Selling Stockholders."

     Certain of the Selling Stockholders are officers, directors and employees of the Company (collectively, the "Related Selling Stockholders"). Options to purchase an aggregate of 589,678 shares of Common Stock, Warrants to purchase an aggregate of 60,000 shares of Common Stock and 60,000 shares of outstanding Common Stock are held by the Related Selling Stockholders. See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. To the extent the Warrants and Options are exercised the Company will apply the proceeds thereof to its general corporate purposes. See "Use of Proceeds."

     The Company's Common Stock is traded in the over-the-counter market. On November 10, 1995 the high bid and low asked quotations of the Common Stock were $4-3/8 and $4-9/16, respectively, as reported by the National Quotations Bureau.

     The Selling Stockholders may sell the shares of Common Stock from time to time in transactions in the open market, in negotiated transactions, or by a combination of these methods, at fixed prices that may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. The Selling Stockholders may effect these transactions by selling the Common Stock to or through broker-dealers, who may receive compensation in the form of discounts or commissions from the Selling
Stockholders or from the purchasers of the Common Stock for whom the broker-dealers may act as agent or to whom they may sell as principal, or both. See "Plan of Distribution."

     The Company will bear all of the expenses in connection with the registration of the Common Stock offered hereby, which expenses are estimated to be $170,000 (including expenses paid through the date of this Prospectus). The Selling Stockholders will pay any brokerage compensation in connection with their sale of the Common Stock.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" WHICH COMMENCES ON PAGE 4 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




          The date of this Prospectus is December __, 1995.

                       AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the Public Reference Section of the Commission in Washington, D.C., at prescribed rates.

     The Company has filed with the Commission a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This prospectus (the "Prospectus") does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement, exhibits and schedules.

     The     following    trademark    appears    in    this    Prospectus:
ONCONASE<reg-trade-mark> is a registered trademark of Alfacell Corporation.

     No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offering herein contained and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the facts herein set forth since the date hereof.

                         TABLE OF CONTENTS
                                                                       PAGE

PROSPECTUS SUMMARY........................................................1

THE COMPANY...............................................................1

RISK FACTORS..............................................................5

USE OF PROCEEDS..........................................................13

DIVIDEND POLICY..........................................................13

CAPITALIZATION...........................................................14

PRICE RANGE OF COMMON STOCK..............................................15

SELECTED FINANCIAL DATA..................................................16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS..........................17

BUSINESS ................................................................20

MANAGEMENT...............................................................28

EXECUTIVE COMPENSATION...................................................32

CERTAIN TRANSACTIONS.....................................................37

PRINCIPAL STOCKHOLDERS...................................................40

SELLING STOCKHOLDERS.....................................................42

PLAN OF DISTRIBUTION.....................................................50

DESCRIPTION OF SECURITIES................................................51

SHARES ELIGIBLE FOR FUTURE SALE..........................................53

LEGAL MATTERS............................................................56

EXPERTS..................................................................56

INDEX TO FINANCIAL STATEMENTS...........................................F-1

                             PROSPECTUS SUMMARY

     The following is a summary of certain information contained in the body of this Prospectus and should be read in conjunction with the detailed information and financial statements appearing elsewhere herein.


                            THE COMPANY

     Alfacell Corporation ("Alfacell" or the "Company") is a biopharmaceutical company organized in 1981 to engage in the discovery, investigation and development of a new class of anti-cancer drugs isolated from leopard frog eggs and early embryos. The Company's first product under development is ONCONASE which targets solid tumors, most of which are known to be resistant to other chemotherapeutic drugs. To date, the most significant clinical results with ONCONASE have been observed in pancreatic, non-small cell lung, mesothelioma and metastatic breast cancer. In 1995, the American Cancer Society estimates that 377,000 people in the United States will be diagnosed with lung, breast and pancreatic cancer and approximately 231,000 will die.

     ONCONASE has been used to treat over 245 cancer patients on a weekly basis, including 115 patients with advanced stages of pancreatic, non-small cell lung, mesothelioma and metastatic breast cancer. Encouraging results have been observed in Phase I and II clinical trials. Side effects associated with ONCONASE have been modest, are primarily renal and are reversible upon reduction of dose or discontinuation of treatment. Patients treated with ONCONASE have shown no evidence of myelosuppression (bone marrow suppression), alopecia (hair loss) or other severe toxicities frequently observed after treatment with most other chemotherapeutic drugs. Alfacell began a randomized multi-center Phase III clinical trial testing ONCONASE in advanced pancreatic cancer patients in November 1995.

     The Company believes that ONCONASE may also be used as an anti-viral agent. The National Institutes of Health ("NIH") has performed an independent IN VITRO screen of ONCONASE against the HIV virus type 1 ("HIV virus"). The results showed ONCONASE to inhibit replication of the HIV virus 99.9% after a four day incubation period at concentrations not toxic to uninfected H9 leukemic cells. The Company has expanded its collaborative studies for cancer and anti-HIV activity with the NIH. There can be no assurance that ONCONASE will show any level of anti-HIV activity in humans.

     Beyond the development of ONCONASE, Alfacell has also discovered a series of biologically active proteins from the same natural source from which ONCONASE was discovered. These proteins appear to be involved in the regulation of early embryonic and malignant cell growth. However, significant additional research will be required in order to develop these proteins into therapeutics. There can be no assurance that the development of these proteins will be accomplished.

     On March 21, 1994 the Company completed a private placement of 40 units consisting of an aggregate of 800,000 shares of restricted Common Stock and Warrants to purchase an aggregate of 800,000 shares of Common Stock at an exercise price of $5.00 per share. The units were sold for $50,000 per unit. The per share price of the Common Stock was $2.50. The Company received net proceeds of approximately $1,865,791 (including the purchase of 4.1 units by the conversion of $182,000 of outstanding Company debt plus $23,000 of outstanding payables by an unaffiliated creditor and after the payment of certain offering expenses) which has been used primarily for general corporate purposes, including the funding of research and development activities, which include collaborations with the NIH and the National Cancer Institute ("NCI") and Phase II/III clinical trials. On the date hereof, 772,000 shares of such Common Stock issued in the March 1994 Private Placement and all 800,000 of such Warrants issued in the March 1994 Private Placement were held by the Selling Stockholders. This Prospectus relates to the offer and sale by the Selling Stockholders of such 772,000 shares of Common Stock and the 800,000 shares of Common Stock underlying such Warrants.


     On September 13, 1994 the Company completed a private placement of an aggregate of 288,506 shares of restricted Common Stock and 288,506 Warrants to purchase an aggregate of 288,506 shares of Common Stock at an exercise price of $5.50 per share. The shares of Common Stock and Warrants to purchase Common Stock were sold in units consisting of 20,000 shares of Common Stock and 20,000 Warrants. An aggregate of 14.4 units were sold at $50,000 per unit. The per share price of the Common Stock was $2.50. The Company received net proceeds of approximately $545,000 (after giving effect to the purchase of 2.4 units by the conversion of $44,000 of outstanding Company debt plus $77,265 of outstanding payables by certain unaffiliated creditors and the payment of certain offering expenses). The Company utilized these net proceeds primarily for general corporate purposes, including the funding of research and development activities, which include collaborations with the NIH and the NCI and Phase II/III clinical trials. On the date hereof, 230,906 shares of such Common Stock issued in the September 1994 Private Placement and all 288,506 of such Warrants issued in the September 1994 Private Placement were held by the Selling Stockholders. This Prospectus relates to the offer and sale by the Selling Stockholders of such 230,906 shares of Common Stock and the 288,506 shares of Common Stock underlying such Warrants.


     On October 21, 1994 the Company completed a private placement of 40,000 shares of restricted Common Stock at a per share price of $2.50 and three-year warrants to purchase 40,000 shares of Common Stock at an exercise price of $5.50 per share to a single investor (the "October 1994 Private Placement"). On September 29, 1995 the Company completed a private placement (the "September 1995 Private Placement") of an aggregate of 1,925,616 shares of restricted Common Stock and three-year warrants to purchase 55,945 shares of Common Stock at an exercise price of $4.00 per share. The Common Stock was sold alone at per share prices ranging from $2.00 to $3.70, and in combination with warrants at per share prices ranging  from  $4.96  to  $10.92,  which related to the number of  warrants contained in the unit. After taking into account expenses of the offerings, the Company received net proceeds of approximately $4.2 million from the October 1994 and September 1995 Private Placements. The Company intends to utilize these net proceeds primarily for general corporate purposes, including the funding of research and development activities, which are expected to include collaborations with the NIH and the NCI and clinical trials testing ONCONASE in several tumor types. The Company has filed a registration statement with the Commission to cover the offer and sale by the investors therein of the shares of Common Stock issued in the October 1994 and September 1995 Private Placements and the shares of Common Stock underlying the warrants sold in the October 1994 and September 1995 Private Placements.


     On November 29, 1995, the Company amended and restated a promissory note and amended the term loan agreement with its bank effective as of October 1, 1995 (the "Term Loan"). The amendment to the Term Loan provides for, among other things, the issuance to the bank of a warrant to purchase 10,000 shares of Common Stock through August 31, 1997 at a per share exercise price of $4.19. The Company has filed a Registration Statement with the Commission to cover the offer and sale by the bank of the shares of Common Stock underlying the warrant issued to the bank.

     Alfacell,  a Delaware corporation,  was  incorporated  in  1981.   The
Company's  executive   offices   are  located  at  225  Belleville  Avenue,
Bloomfield, New Jersey 07003, telephone (201) 748-8082.


                           THE OFFERING

Securities Offered.........   This Prospectus relates to an offering by the
                              Selling   Stockholders  of  up  to  3,299,561
                              shares of Common  Stock  of  the Company.  Of
                              these  shares (i) an aggregate  of  1,002,906
                              shares were  issued  to the Private Placement
                              Investors  in the March  1994  and  September
                              1994 Private Placements, (ii) an aggregate of
                              30,000 shares  were  issued  pursuant  to the
                              exercise  of  Options, (iii) an aggregate  of
                              1,088,506 shares  may be issued upon exercise
                              of  the Warrants which  were  issued  to  the
                              Private Placement Investors in the March 1994
                              and September  1994  Private  Placements, and
                              (iv) an aggregate of 1,178,149  shares may be
                              issued  upon  exercise  of the Options  which
                              were issued to the Option  Holders in certain
                              other  private  transactions.   See  "Selling
                              Stockholders."

Securities Outstanding.....   As  of  November 10,  1995  the  Company  had
                              11,580,063    shares    of    Common    Stock
                              outstanding.    Assuming   that  all  of  the
                              Warrants and Options are exercised and no other shares of Common Stock are issued subsequent to November 10, 1995, the Company would have 13,846,718 shares of Common Stock outstanding.

Use of Proceeds............   The  Company  will  not receive any  proceeds
                              from the sale of the  shares  of Common Stock
                              offered by the Selling Stockholders.  To date
                              the Company has received no proceeds from the
                              exercise  of  the  Warrants  and the  Options
                              (except  for  $437,200  received   from   the
                              exercise  of  options whose underlying shares
                              were  included on  the  initial  registration
                              statement  of  which  this prospectus forms a
                              part).   If all of the Warrants  and  Options
                              are  exercised,   the  Company  will  receive
                              estimated   additional    net   proceeds   of
                              $9,533,343.  The Company intends  to  utilize
                              any  proceeds  received from the exercise  of
                              the   Warrants  and   Options   for   general
                              corporate  purposes, including the funding of
                              research and  development  activities.  There
                              can   be  no  assurance  that  any   of   the
                              outstanding Warrants or outstanding Options will be exercised. See "Use of Proceeds."

Risk Factors...............   See  "Risk  Factors"  for  a   discussion  of
                              certain   risk   factors   that   should   be
                              considered   by   prospective  investors   in
                              connection with an investment in the shares of Common Stock offered hereby.

                           RISK FACTORS

     The shares of Common Stock offered hereby are speculative and involve a high degree of risk. They should not be purchased by anyone who cannot afford the loss of his or her entire investment. In analyzing this offering, prospective investors should consider the matters set forth below, among others, and carefully read this Prospectus.

     ACCUMULATED DEFICIT, STOCKHOLDERS' DEFICIENCY AND UNCERTAINTY OF FUTURE PROFITABILITY. The Company was originally incorporated in 1981. To date, a significant source of cash for the Company has been public and private placements of its securities. Cash obtained from these sources has not been sufficient to cover operating expenses. At July 31, 1995, the Company had an accumulated deficit of approximately $37.4 million and a total stockholders' deficiency of approximately $833,000. The Company anticipates that it will continue to incur substantial losses in the future. The Company is pursuing licensing, marketing and development arrangements that may result in contract revenue to the Company prior to its receiving revenues from commercial sales of ONCONASE. There can be no assurance, however, that the Company will be able to successfully consummate any such arrangements. The Company's profitability will depend upon its success in developing, obtaining regulatory approvals for, and effectively marketing ONCONASE. ONCONASE has not been approved by the United States Food and Drug Administration (the "FDA"). Potential investors should be aware of the difficulties a development stage enterprise encounters, especially in view of the intense competition in the pharmaceutical industry in which the Company competes. There can be no assurance that the Company's plans will either materialize or prove successful, that its product under development will be successfully developed or that such product will generate revenues sufficient to enable the Company to earn a profit. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     SUBSTANTIAL DOUBT CONCERNING THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. The opinion of KPMG Peat Marwick LLP, the independent auditors of the Company's July 31, 1995 financial statements contained an explanatory paragraph stating that the Company's recurring losses from operations, its working capital deficiency and net capital deficiency raise substantial doubt about the Company's ability to continue as a going concern.

     LEVERAGE.  The Company  is  highly  leveraged.   At July 31, 1995, the
Company had total assets of approximately $1.6 million and total liabilities of approximately $2.4 million. Of such liabilities, approximately $1.6 million is owed to a bank pursuant to the Term Loan, and is secured by a lien on substantially all of the Company's assets, including its patents. The Term Loan agreement contains restrictive covenants which could make it more difficult to operate the Company's business. See "Management's Discussion and Analysis of Financial Condition
- Liquidity and Capital Resources." In the event the Company defaults on the debt it owes to such bank, the bank may foreclose on the assets which secure its debt and utilize such assets to satisfy such debt. Given the current levels of the Company's assets and the debt owed to such bank, it is highly unlikely that the Company's assets would be sufficient to fully satisfy the bank's debt. Moreover, upon a liquidation of the Company, the Company's assets would first be used to repay its secured creditors and then its unsecured creditors, before any distribution would be made to holders of the Company's equity securities. Given the current levels of the Company's assets and its liabilities, it is highly unlikely that the holders of the Company's Common Stock would receive any distribution in the event the Company is liquidated. The Company's bank debt matures in August 1997, at which time a principal payment of approximately $1.4 million will be due.


     NEED FOR, AND UNCERTAINTY OF, FUTURE FINANCING. The Company will be required to expend significant funds on the further development of ONCONASE and its continued operations will depend on its ability to raise additional funds through equity or debt financings, collaborative agreements, strategic alliances and revenues from the commercial sale of ONCONASE. To date, the Company has had several preliminary discussions regarding potential collaborative agreements and strategic alliances, however there can be no assurance that any such arrangements will be consummated. There can be no assurance that such funds will be available to the Company on acceptable terms, if at all. Taking into account the net proceeds received from the September 1995 Private Placement, the Company believes that its current cash resources (assuming no exercise of any of the Warrants or Options and that the bank debt is refinanced on or before its maturity date of May 1996) will be sufficient to meet its anticipated cash needs through August 1996. The Company will be required to raise additional funds to meet its cash needs thereafter. The Company continues to be primarily financed by proceeds from private placements of Common Stock and investments in its equity securities. If the Company is unable to secure sufficient future financing or refinance its bank debt it may be necessary for the Company to curtail or discontinue its research and development activities.

     GOVERNMENT REGULATION. The pharmaceutical industry in the United States is subject to stringent governmental regulation and the sale of ONCONASE for use in humans in the United States will require the prior approval of the FDA. The FDA has established mandatory procedures and safety standards which apply to the clinical testing, manufacture and marketing of pharmaceutical products. Pharmaceutical manufacturing facilities are also regulated by state, local and other authorities. Obtaining FDA approval for a new therapeutic drug may take several years and involve substantial expenditures. ONCONASE has not been approved for sale in the United States or elsewhere. There can be no assurance that the Company will be able to obtain FDA approval for ONCONASE or any of its future products. Failure to obtain requisite governmental approvals or failure to obtain approvals of the scope requested will delay or preclude the Company from marketing its products while under patent protection, or limit the commercial use of the products, and thereby may have a material adverse effect on the Company's liquidity and financial condition. Further, even if governmental approval is obtained, new drugs are subject to continual review and a later discovery of previously unknown problems may result in restrictions on the particular product, including withdrawal of such product from the market.

     PATENTS AND PROPRIETARY TECHNOLOGY. The Company has been issued two patents in the United States and two patents in Europe and has other patent applications pending. The Company's U.S. Patent No. 4,882,421 contains a disclosure that in certain respects is erroneous and is consequently complicating the prosecution of other Company patent applications before the U.S. Patent and Trademark Office ("USPTO"). The Company considers these other patent applications to be more important than U.S. Patent No. 4,882,421 and has decided to disclaim this patent. The effect of the disclaimer will be that the Company's patent protection in the United States will be limited to that afforded under the claims of U.S. Patent No. 4,888,172 unless and until other patent protection is obtained in the U.S. Although the Company believes that its patents and patent applications are of substantial value to the Company, there can be no assurance that such patents will be of substantial commercial benefit to the Company, will afford the Company adequate protection from competing products or will not be challenged or declared invalid. There can be no assurance that additional United States patents or foreign patent equivalents will be issued to the Company. The scope of protection afforded by patents to biotechnological inventions is uncertain and the Company is subject to this uncertainty. The Company expects that there will continue to be significant litigation in the industry regarding patents and other proprietary rights and, if the Company were to become involved in such litigation, there could be no assurance that the Company would have the resources necessary to litigate effectively the contested issues. Pursuant to its loan agreement with the Company, the Company's bank has a security interest in the Company's patent portfolio. The bank has agreed, however, to subordinate its interest to licensees of the Company if certain conditions are met. See "Management's Discussion and Analysis of Financial Condition and Results of Operation - Liquidity and Capital Resources" and "Business - Patents."

     INTENSE COMPETITION AND TECHNOLOGICAL OBSOLESCENCE. There are several companies, universities, research teams and scientists, both private and government-sponsored, which engage in developing products for the same indications as the Company. Many of these entities and associations have far greater financial resources, larger research staffs and more extensive physical facilities than the Company. Several competitors are more experienced and have substantially greater clinical, marketing and regulatory capabilities and managerial resources than the Company. Such competitors may succeed in their research and development of products for the same indications as the Company prior to the Company achieving any measure of success in its efforts.

     The number of persons skilled in the research and development of pharmaceutical products is limited and significant competition exists for such individuals. As a result of this competition and the Company's limited resources, the Company may find it difficult to attract skilled individuals to research, develop and investigate anti-cancer drugs in the future.

     The business in which the Company is engaged is highly competitive and involves rapid changes in the technologies of discovering, investigating and developing new drugs. Rapid technological development by others may result in the Company's products becoming obsolete before the Company recovers a significant portion of the research, development and commercialization expenses incurred with respect to those products. Competitors of the Company are numerous and are expected to increase as new technologies become available. The Company's success depends upon developing and maintaining a competitive position in the development of new drugs and technologies in its area of focus. There can be no assurance that, if attained, the Company will be able to maintain a competitive position in the pharmaceutical industry.

     DEPENDENCE ON REIMBURSEMENT. Sales of the Company's products, if any, will be dependent in part on the availability of reimbursement from third party payors, such as governmental and private insurance plans. Third party payors are increasingly challenging the prices charged for medical products and services. Additionally, the containment of health care costs has become a priority and pharmaceutical and biotechnology drug prices have been targeted in this effort. If the Company succeeds in bringing any of its products to market, there can be no assurance that such products will be considered cost-effective, that reimbursement will be available or, if available, that the level of reimbursement will be sufficient to allow the Company to sell its products on a profitable basis.

     POTENTIAL PRODUCT LIABILITY. The use of the Company's products during testing or after regulatory approval entails an inherent risk of adverse effects which could expose the Company to product liability claims. The Company maintains product liability insurance coverage in the total amount of $6 million for claims arising from the use of its products in clinical trials prior to FDA approval. There can be no assurance that the Company will be able to maintain its existing insurance coverage or obtain coverage for the use of its products in the future. Management believes that the Company maintains adequate insurance coverage for the operation of its business at this time, however, there can be no assurance that such insurance coverage and the resources of the Company would be sufficient to satisfy any liability resulting from product liability claims.

     DEPENDENCE UPON KEY PERSONNEL. The success of the Company's operations during the foreseeable future will largely depend upon the continued services of its President and Chief Executive Officer, Kuslima Shogen. Ms. Shogen's one-year employment agreement with the Company terminated on June 30, 1995. Ms. Shogen continues to be employed by the Company and it is anticipated that negotiations with respect to a new employment agreement will commence in the near future; however, there can be no assurance that such negotiations will commence, that a new employment agreement will be executed or that Ms. Shogen will remain in the employ of the Company. Ms. Shogen currently devotes substantially all of her working time to the Company's affairs. The loss of the services of Ms. Shogen would adversely affect the Company's operations and prospects. The bank may call due all amounts payable under its loan to the Company in the event Ms. Shogen ceases for any reason, except death, to be a full time employee, officer or director of the Company. The Company carries key person life insurance on the life of Ms. Shogen with a face value of $1 million. The Company's bank has been assigned this policy as security for the approximately $1.6 million loan outstanding to the bank. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." The Company's success depends upon its ability to attract and retain other highly qualified scientific, managerial and manufacturing personnel.

     NO DIVIDENDS. The Company has not paid any dividends on its Common Stock since its inception and does not currently foresee the payment of cash dividends in the future. Furthermore, under the Company's loan agreement with its bank, the Company is prohibited from paying any dividends without the bank's consent. The Company currently intends to retain all earnings, if any, to finance its operations.

     LIMITED PUBLIC MARKET AND LIQUIDITY. The Company's Common Stock is traded on the Bulletin Board and is not traded on any exchange nor quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). As a consequence, trading of the Common Stock in the over-the-counter market is limited. A limited trading market could result in an investor being unable to liquidate his or her investment.

     PREFERRED STOCK; ANTI-TAKEOVER DEVICE. The Company is currently authorized to issue 1,000,000 shares of preferred stock, par value $.001 per share. The Company's Board of Directors is authorized, without any approval of the stockholders, to issue the preferred stock and determine the terms of such preferred stock. As of November 10, 1995, there were no shares of preferred stock outstanding. See "Description of Securities." The authorized and unissued shares of preferred stock may be classified as an "anti-takeover" measure and may discourage attempted takeovers of the Company which are not approved by the Board of Directors. The authorized shares of preferred stock will remain available for general corporate purposes, may be privately placed and can be used to make a change in control of the Company more difficult. Under certain circumstances, the Board of Directors could create impediments to, or frustrate, persons seeking to effect a takeover or transfer in control of the Company by causing such shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders, but in which unaffiliated stockholders may wish to participate. Under Delaware law, the Board of Directors is permitted to use a depositary receipt mechanism which enables the Board to issue an unlimited number of fractional interests in each of the authorized and unissued shares of preferred stock without stockholder approval. Consequently, the Board of Directors, without further stockholder approval, could issue authorized shares of preferred stock or fractional interests therein with rights that could adversely affect the rights of the holders of the Company's Common Stock to a holder or holders which when voted together with other securities held by members of the Board of Directors and the executive officers and their families could prevent the majority stockholder vote required by the Company's certificate of incorporation or Delaware law to effect certain matters. Furthermore, the existence of such authorized shares of preferred stock might have the effect of discouraging any attempt by a person, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company. Accordingly, the accomplishment of a tender offer may be more difficult. This may be beneficial to management in a hostile tender offer, but have an adverse impact on stockholders who may want to participate in such tender offer.

     CONTROL BY PRESENT MANAGEMENT. The Company's present officers and directors, as a group, beneficially owned 29.5% of the outstanding Common Stock of the Company as of November 10, 1995 and thus could in some instances exercise effective control over the Company. See "Principal Stockholders" and "Description of Securities - Common Stock."

     VOLATILITY AND POSSIBLE REDUCTION IN PRICE OF COMMON STOCK. The market price of the Common Stock, like that of the common stock of many other development stage biotechnology companies, has been and may continue to be, highly volatile. Factors such as announcements of technological innovations or new commercial products by the Company or its competitors, disclosure of results of clinical testing or regulatory proceedings, governmental regulation and approvals, developments in patent or other proprietary rights, public concern as to the safety of products developed by the Company and general market conditions may have a significant effect on the market price of the Common Stock. In addition, the stock market has experienced and continues to experience extreme price and volume fluctuations which have effected the market price of many biotechnology companies. These broad market fluctuations, as well as general economic and political conditions, may adversely effect the market price of the Company's Common Stock.

     DEPENDENCE ON THIRD PARTIES FOR MANUFACTURING. The Company currently does not have facilities capable of manufacturing its product in commercial quantities and, for the foreseeable future, the Company intends to rely on third parties to manufacture its product. If the Company were to establish a manufacturing facility, which it currently does not intend to do, the Company would require substantial additional funds and would be required to hire and retain significant additional personnel to comply with the extensive current Good Manufacturing Practices ("cGMP") regulations of the FDA applicable to such a facility. No assurance can be given that the Company would be able to make the transition successfully to commercial production, if it chose to do so. See "Business - Manufacturing."


     DEPENDENCE ON THIRD PARTIES FOR MARKETING; NO MARKETING EXPERIENCE. Neither the Company nor any of its officers or employees has pharmaceutical marketing experience. The Company intends to enter into development and marketing agreements with third parties. The Company expects that under such arrangements it would act as a co-marketing partner or would grant exclusive marketing rights to its corporate partners in return for up-front fees, milestone payments and royalties on sales. Under these agreements, the Company's marketing partner may have the responsibility for a significant portion of development of the product and regulatory approval. In the event that the marketing partner fails to develop a marketable product or fails to market a product successfully, the Company's business may be adversely affected. If the Company were to market its products itself, significant additional expenditures and management resources would be required to develop an internal sales force and there can be no assurance that the Company would be successful in penetrating the markets for any products developed or that internal marketing capabilities would be developed at all. See "Business -Marketing."


     UTILIZATION OF CARRYFORWARDS. At July 31, 1995, the Company had federal net operating loss carryforwards of approximately $23,460,000 that expire in the years 1997 to 2010. The Company also had investment tax credit carryforwards of $63,076 and research and experimentation tax credit carryforwards of $410,211 that expire in the years 1998 to 2010. Ultimate utilization/ availability of such net operating losses and credits may be significantly curtailed if a significant change in ownership occurs.


     SALE OF SHARES PURSUANT TO RULE 144. The Company had 11,580,063 shares of Common Stock outstanding as of November 10, 1995. Of these outstanding shares, approximately 5,300,783 shares are "restricted securities" as defined in Rule 144 adopted under the Securities Act. Of these restricted shares, an aggregate of 1,032,906 are covered by this Registration Statement, of which 1,002,906 were sold in the March 1994 and September 1994 Private Placements and 30,000 were issued pursuant to the exercise of Options, approximately 2,281,201 were eligible to be sold under Rule 144 as of November 10, 1995, approximately 21,060 will become eligible to be sold under Rule 144 on various dates commencing on June 28, 1996 through October 5, 1997 and 1,965,616 were issued and sold in the October 1994 and September 1995 Private Placements and are included on a registration statement which the Company has filed with the Commission. The (i) 1,032,906 shares of restricted Common Stock included in this
Registration Statement will, if sold pursuant to this Registration Statement, and (ii) the 2,266,655 shares of Common Stock included in this Registration Statement and underlying the Warrants and Options will, if issued upon exercise of the Warrants and Options and sold pursuant to this Registration Statement, be freely tradeable without restriction under the Securities Act, except that any shares held by an "affiliate," as that term is defined under the Securities Act, will be subject to certain resale limitations of Rule 144. In addition to the Warrants to purchase an aggregate of 1,088,506 shares of Common Stock issued in the March 1994 and September 1994 Private Placements and the Options to purchase an aggregate of 1,178,149 shares of Common Stock, as of November 10, 1995 there were outstanding (i) options to purchase an aggregate of 3,585,538 shares of Common Stock, which are covered by an effective Registration Statement on Form S-8 and generally, will be freely tradeable upon issuance; (ii) warrants, which were issued and sold in the October 1994 and September 1995 Private Placements, to purchase an aggregate of 95,945 shares of Common Stock; and (iii) warrants, issued to the bank in connection with the amendment to the Term Loan, to purchase 10,000 shares of Common Stock, all of which are included in a registration statement filed by the Company with the Commission. The future sale of a substantial number of shares of Common Stock by existing holders of Common Stock and holders of warrants and options exercisable for Common Stock pursuant to Rule 144 under the Securities Act or through effective registration statements may have an adverse impact on the market price of the Common Stock. See "Shares Eligible for Future Sale."

     TERMINATION OF COMPANY'S AUDITORS. The financial statements of the Company from inception to July 31, 1992 included in this Registration Statement, were audited by the independent accounting firm of Armus, Harrison & Co. ("AHC"). On December 1, 1993, certain shareholders of AHC terminated their association with AHC (the "AHC Termination"), and AHC ceased performing accounting and auditing services, except for limited accounting services to be performed on behalf of the Company. The report of AHC with respect to the financial statements of the Company from inception to July 31, 1992 is included in this Registration Statement in reliance upon the consent and report of AHC. Although investors will not be barred from asserting claims against the former shareholders of AHC under Section 11 of the Securities Act on the basis of use of AHC's consent and reports herein, it may, however, be more difficult to recover any damages because of the AHC Termination. The discussion regarding certain effects of the AHC Termination is not meant and should not be construed in any way as legal advice to any party and any potential purchaser should consult with his, her or its own counsel with respect to the effect of the AHC Termination on a potential investment in the Common Stock of the Company or otherwise.


                          USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the shares of Common Stock offered herein by the Selling Stockholders. If all of the Warrants and Options are exercised, the Company will receive estimated net proceeds of approximately $9,533,343. The Company intends to utilize any proceeds received from the exercise of the Warrants and Options primarily to fund research and development activities and for general corporate purposes. There can be no assurance that any of the Warrants or Options will be exercised.


                          DIVIDEND POLICY

     The Company has not paid any dividends on its Common Stock since its inception and does not currently foresee the payment of cash dividends in the future. Furthermore, the Company's loan agreement with its bank prohibits the payment of any dividends without the bank's consent. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." The Company currently intends to retain any earnings to finance its operations.

                          CAPITALIZATION

     The following table sets forth the capitalization of the Company at July 31, 1995 and as adjusted solely to reflect the net proceeds received subsequent to July 31, 1995 from the issuance and sale of the Common Stock in the September 1995 Private Placement.

                                                                                                     JULY 31, 1995
                                                                                          ACTUAL                      AS ADJUSTED
Long-term debt                                                                                 7,129                       7,129
Stockholders' (deficiency) equity:
       Preferred stock, $.001 par value.                                                    --                             -
              Authorized and unissued, 1,000,000 shares at July 31,
1995
       Common stock, $.001 par value.                                                                                     --
              Authorized 25,000,000 shares; issued and outstanding                            10,319                    11,564
              10,319,187 shares at July 31, 1995(1);                                              --
              Issued and outstanding 11,563,803 shares as adjusted(2)
       Capital in excess of par value                                                     36,262,427                  38,969,164
       Common stock to be issued, 139,080 shares(3)                                          343,808                      --
       Deficit accumulated during development stage                                     (37,449,120)                (37,449,120)
Total stockholders' (deficiency) equity                                                    (832,566)                   1,531,608
Total capitalization                                                                   $   (825,437)                 $ 1,538,737

______________________

(1) Excludes 5,837,598 shares of Common Stock reserved as of July 31, 1995 for issuance pursuant to outstanding options and warrants to purchase Common Stock.

(2) Excludes 5,958,138 shares of Common Stock reserved as of November 28, 1995 for issuance pursuant to outstanding options and warrants to purchase Common Stock.

(3) Common Stock to be issued consisting of 139,080 shares was issued subsequent to July 31, 1995.

                    PRICE RANGE OF COMMON STOCK

   The Company's Common Stock is traded under the symbol "ACEL". At the present time the Company's Common Stock is quoted on the Bulletin Board. On November 10, 1995, the high bid and low asked quotations for the Company's Common Stock were $4-3/8 and $4-9/16, respectively. As of November 10, 1995, there were approximately 1541 stockholders of record of the Company's Common Stock.

   The following table sets forth the range of high and low closing bid quotations obtained from the National Quotations Bureau for the Common Stock for the two fiscal years ended July 31, 1994 and 1995. These quotes are believed to be representative of inter-dealer quotations, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.


                              HIGH           LOW

   Year Ended July 31, 1994:
    First Quarter             5-3/4          2-1/4
    Second Quarter            3-11/16        1-1/2
    Third Quarter             3-1/4          1-1/2
    Fourth Quarter            5              1-1/2

   Year Ended July 31, 1995:
    First Quarter             3-1/8          1-5/8
    Second Quarter            4              1
    Third Quarter             4              1-1/2
    Fourth Quarter            2-3/4          1-3/8

                      SELECTED FINANCIAL DATA

     Set forth below is the selected financial data for the Company for each of the fiscal years in the five year period ended July 31, 1995. The financial statements of the Company for the fiscal years ended July 31, 1992 and 1991 from which certain of the selected financial data presented below were derived, were audited by the independent accounting firm of Armus, Harrison & Co. ("AHC"). AHC has not performed any audits on behalf of the Company since completion of the audit for the fiscal year ended July 31, 1992, and KPMG Peat Marwick LLP, independent public accountants, was engaged to audit and report on the Company's financial statements for the fiscal years ended July 31, 1995, 1994 and 1993. The selected financial data is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and the accompanying notes included in this Registration Statement. See "Index to Financial Statements."

     On December 1, 1993, certain shareholders of AHC terminated their association with AHC and AHC ceased performing accounting and auditing services, except for limited accounting services to be performed on behalf of the Company. The report of AHC with respect to the financial statements of the Company for the period from August 24, 1981 (date of inception) to July 31, 1992 is included in this Registration Statement in reliance upon the consent and reports of AHC. Although investors will not be barred from asserting claims against the former shareholders of AHC under Section 11 of the Securities Act on the basis of use of AHC's consent and reports herein, it may, however, be more difficult to recover any damages. The discussion regarding certain effects of AHC's present status as set forth herein is not meant and should not be construed in any way as legal advice to any party and any potential purchaser should consult with his, her or its own counsel with respect to the effect of the AHC Termination on a potential investment in the Common Stock of the Company or otherwise.

                                                                               Year Ended July 31,
                            1995                  1994                 1993                    1992                     1991
Revenue           $        20,992       $        6,064       $           489        $              0         $           1,161
Net Loss          $   (1,993,123)       $  (2,234,428)       $   (2,357,350)        $    (4,772,826)         $     (5,202,302)
Net Loss per      $         (.21)       $         (.26)      $         (.31)        $          (.67)         $          (.76)
share
Dividends                   NONE                  NONE                 NONE                    NONE                     NONE
AT END OF
PERIOD:
Total Assets      $     1,616,170       $      779,763       $       335,332        $        266,962         $         178,364
Long-Term         $      7,129(1)       $    1,593,976       $     5,439,531        $      1,427,000         $1,397,000
Obligations


(1) Excludes $1,577,049 of long-term debt which was initially due to mature on May 31, 1996 and was classified as a current liability at July 31, 1995. In November 1995, the Term Loan agreement related to this debt was amended, effective October 1, 1995, to extend the maturity date of the Term Loan to August 31, 1997.

               MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

RESULTS OF OPERATIONS

FISCAL YEARS ENDED JULY 31, 1995, 1994 AND 1993

REVENUES

     The Company is a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. As such, the Company is devoting substantially all of its present efforts to establishing a new business and developing new drug products. The Company's planned principal operations of marketing and/or licensing of new drugs have not commenced and, accordingly, no significant revenue has been derived therefrom. The Company continues to marshall all its productive and financial resources to proceed with its development of ONCONASE and as such has not had any sales in fiscal 1995, 1994 and 1993.

RESEARCH AND DEVELOPMENT

     Research and development expense for fiscal 1995 was $1,206,000 compared to $1,114,000 for fiscal 1994, an increase of $92,000 or 8%. This increase was primarily due to an increase in consulting fees for the preparation of chemistry, manufacturing and clinical submissions to the FDA in preparation for Phase III clinical trials and a write-off of previously capitalized patent costs, which were partially offset by a decrease in non-cash compensation expense attributable to the amortization of expense related to stock awards made in prior years to the Company's President and Chief Executive Officer and Executive Vice President and Medical Director.

     Research and development expense for fiscal 1994 was $1,114,000 compared to $1,092,000 in fiscal 1993, an increase of $22,000 or 2%. The increase in fiscal 1994 can be attributed to an increase in expenses for collection and analysis of the ONCONASE Phase I and II clinical trial data which was partially offset by a decrease in fiscal 1994 as compared to fiscal 1993 in non-cash compensation expense attributable to the amortization of expenses related to stock awards made in prior years to the Company's President and Chief Executive Officer and Executive Vice President and Medical Director.

GENERAL AND ADMINISTRATIVE

     General and administrative expense for fiscal 1995 was $664,000 compared to $903,000 for fiscal 1994, a decrease of $239,000 or 26%. This decrease was primarily due to a decrease in legal and accounting fees and a decrease in non-cash compensation expense attributable to the amortization of expenses related to stock awards made in prior years to the Company's President and Chief Executive Officer.

     General and administrative expense remained constant at approximately $904,000 for fiscal 1994 and fiscal 1993. An increase in legal fees was offset by a decrease in fiscal 1994 as compared to fiscal 1993 in non-cash compensation expense attributable to the amortization of expenses related to stock awards made in prior years to the Company's President and Chief Executive Officer.

INTEREST

     Interest expense for fiscal 1995 was $144,000 compared to $223,000 in fiscal 1994, a decrease of $79,000 or 35%. The decrease in fiscal 1995 was primarily due to the conversion of convertible subordinated debentures to Common Stock which took place in fiscal 1994.

     Interest expense for fiscal 1994 was $223,000 compared to $362,000 in fiscal 1993, a decrease of $139,000 or 38%. The decrease in fiscal 1994 was primarily due to the conversion of convertible subordinated debentures to Common Stock which took place in fiscal 1994.

NET LOSS

     The Company has incurred net losses during each year since its inception. The net loss for fiscal 1995 was $1,993,000 as compared to $2,234,000 in fiscal 1994 and $2,357,000 in fiscal 1993. The cumulative loss from the date of inception, August 24, 1981, to July 31, 1995 amounted to $37,449,000. Such losses are attributable to the fact that the Company is still in the development stage and accordingly has not derived sufficient revenues from operations to offset the development stage expenses.

LIQUIDITY AND CAPITAL RESOURCES

     Alfacell has financed its operations since inception primarily through equity and debt financing, research product sales and interest income. During fiscal 1995, the Company had a net increase in cash of $445,000. This increase resulted from net cash provided by financing activities of $2,678,000, which resulted primarily from private placements of Common Stock and Common Stock warrants during fiscal 1995 and proceeds from stock options exercised during fiscal 1995, offset by net cash used in operating activities of $1,702,000 and net cash used in investing activities of $531,000, principally due to the purchase of marketable securities.

     The Company's Term Loan agreement with its bank was amended effective as of October 1, 1995, and requires payment of the entire unpaid balance of the Term Loan on August 31, 1997. It is estimated that the outstanding balance on that date will be $1,369,000. The Company intends to refinance the loan or raise sufficient equity to pay off the unpaid balance.


     Company's continued operations will depend on its ability to raise additional funds through a combination of equity or debt financing, collaborative agreements, strategic alliances and revenues from the commercial sale of ONCONASE. To date, the Company has had several preliminary discussions regarding potential collaborative agreements and strategic alliances, however there can be no assurance that any such arrangements will be consummated. In addition, the Company expects that its cash needs in the future will increase due to the commencement of Phase III clinical trials. Taking into account the net proceeds received in the September 1995 Private Placement, the Company believes that its current resources will be sufficient to meet its anticipated cash needs through August 1996. To date, a significant portion of the Company's financing has been provided by its President and Chief Executive Officer and through private placements of Common Stock, the issuance of common stock for services rendered and debt financing. The Company's long-term liquidity will depend on its ability to raise substantial additional funds. There can be no assurance that such funds will be available to the Company on acceptable terms, if at all.


     Pursuant to the terms of the Company's Term Loan agreement with its bank without the bank's consent, the Company is prohibited from incurring any additional indebtedness except as follows: (i) additional indebtedness to the bank, (ii) indebtedness having a priority of payment which is expressly junior to and inferior in right of payment to the prior payment in full to the bank, (iii) indebtedness arising as a result of obligations of the Company over the life of its leases which in the aggregate do not exceed $200,000, and (iv) unsecured indebtedness arising in the ordinary course of the Company's business which at no time exceeds $1,452,000. Pursuant to the Term Loan, the Company is required to make prepayments to the extent its gross revenues exceed certain levels. Pursuant to a pledge agreement, the Company's President and CEO has pledged the shares of the Company's Common Stock owned by her to secure the repayment of the Term Loan. The pledgor may from time to time request that the bank release a portion of the pledged stock when market conditions are favorable in order to permit the sale of such stock whereupon the proceeds will be used to make payments under the Term Loan. The Term Loan agreement prohibits the issuance of any shares, or right to purchase any shares, of the Company's stock if the result of such issuance would be to decrease the ratio of the market value of the pledged stock to the aggregate outstanding debt of the Company and its President and Chief Executive Officer to the bank, below 1:1.

     The Company's working capital and capital requirements may depend upon numerous factors including the progress of the Company's research and development programs, the timing and cost of obtaining regulatory approvals, and the levels of resources that the Company devotes to the development of manufacturing and marketing capabilities.


                             BUSINESS

OVERVIEW

     The Company is a biopharmaceutical company organized in 1981 to engage in the discovery, investigation and development of a new class of anti-cancer drugs isolated from leopard frog eggs and early embryos. The Company's first product under development is ONCONASE which targets solid tumors, most of which are known to be resistant to other chemotherapeutic drugs. To date, the most significant clinical results with ONCONASE have been observed in pancreatic, non-small cell lung, mesothelioma and metastatic breast cancer. In 1995, the American Cancer Society estimates that 377,000 people in the United States will be diagnosed with lung, breast and pancreatic cancer and approximately 231,000 will die.

     ONCONASE has been used to treat over 245 cancer patients on a weekly basis, including 115 patients with advanced stages of pancreatic, non-small cell lung, mesothelioma and metastatic breast cancer. Encouraging results have been observed in Phase I and II clinical trials. Side effects associated with ONCONASE have been modest, are primarily renal and are reversible upon reduction of dose, temporary or permanent discontinuation of treatment. Patients treated with ONCONASE have shown no evidence of myelosuppression (bone marrow suppression), alopecia (hair loss) or other severe toxicities frequently observed after treatment with most other chemotherapeutic drugs. Alfacell began a randomized multi-center Phase III clinical trial testing ONCONASE in advanced pancreatic cancer patients in November 1995.

     The Company believes that ONCONASE may also be used as an anti-viral agent. The NIH has performed an independent IN VITRO screen of ONCONASE against the HIV virus type 1 ("HIV virus"). The results showed ONCONASE to inhibit replication of the HIV virus 99.9% after a four day incubation period at concentrations not toxic to uninfected H9 leukemic cells. The Company has expanded its collaborative studies for cancer and anti-HIV activity with the NIH. There can be no assurance that ONCONASE will show any level of anti-HIV activity in humans.

     Beyond the development of ONCONASE, Alfacell has also discovered a series of biologically active proteins from the same natural source from which ONCONASE was discovered. These proteins appear to be involved in the regulation of early embryonic and malignant cell growth. However, significant additional research will be required in order to develop them into therapeutics. ONCONASE is a novel compound and represents a new class of therapeutic compounds whose mechanism of action may be important in treating resistant solid tumors, as well as potentially having anti-viral applications. There can be no assurance that development of these proteins into effective and approvable therapeutics will be accomplished.

ONCONASE

     Originally, the Company developed an unpurified biological extract from early stage leopard frog embryos and eggs. This extract was found to possess a unique bioactive profile and to be of a unique nature. In 1987, the Company isolated a specific protein, P-30 Protein, (herein referred to by its registered tradename ONCONASE). Based upon the complete amino acid sequence analysis (comparison of the amino acid sequence of ONCONASE with that of over 10,000 protein sequences registered with the National Biomedical Research Foundation Protein Identification Resource, Georgetown University, Washington, DC), it has been established that ONCONASE has a novel structure. It has also been determined that, thus far, ONCONASE is the smallest member belonging to the superfamily of pancreatic ribonucleases.

POSTULATED MECHANISM OF ACTION

     Although all of the mechanism of ONCONASE's anti-tumor activity have not been fully delineated, the following processes have been identified experimentally:

     Binding of ONCONASE to cell surface receptors followed by:

          .    Cellular internalization;
          .    Ribonucleolytic degradation of RNAs;
          .    Inhibition of protein synthesis;
          .    Inhibition of the cell growth; and
          .    Cell death

Pre-clinical and clinical data to date has shown that ONCONASE has the capacity to enter chemotherapy resistant cells, overcomes multiple drug resistance ("MDR") and other mechanisms of drug resistance and is synergistic with many other chemotherapies against numerous tumor cell lines.

CLINICAL TRIALS

     Alfacell has tested ONCONASE in over 245 patients in its Phase I and II clinical trials. ONCONASE as a single agent was tested in 194 patients with a variety of solid tumors and 51 advanced pancreatic patients were treated with ONCONASE in combination with tamoxifen. Alfacell expects to begin a randomized multi-center Phase III clinical trial testing the combination of ONCONASE and tamoxifen in advanced pancreatic cancer patients in the second half of 1995. IN VITRO results showed ONCONASE to be synergistic with tamoxifen in inhibiting pancreatic carcinoma tumor cell growth.

     Reported toxicities in Phase I and II clinical trials, after treating more than 245 patients, were primarily renal, dose-related and reversible. There has been no evidence of myelosuppression (bone marrow suppression), alopecia (hair loss) or other severe toxicities frequently observed after treatment with most other chemotherapeutic drugs. Results from Phase II clinical trials indicate that expanded clinical trials should be performed in other solid tumors such as non-small cell lung, mesothelioma, and metastatic breast cancers.

RESEARCH AND DEVELOPMENT

     Research and development expenses for the fiscal years ended July 31, 1995, 1994 and 1993 were $1,205,523, $1,114,455 and $1,091,762, respectively. During fiscal 1995, the Company's research and development efforts were focused in clinical and regulatory affairs, which included the preparation of chemistry, manufacturing and clinical submissions to the FDA in preparation for Phase III clinical trials. In January 1995, the FDA agreed to the Company's Phase III protocol design for advanced pancreatic cancer.

     The Company has a Cooperative Research and Development Agreement ("CRADA") with the NIH. Areas of research include studies of anti-HIV activity; the study of the mechanism of action of ONCONASE at the cellular and subcellular levels; tests of the anti-tumor activities of ONCONASE conjugates; ONCONASE gene therapy; and investigation of anti-tumor activity of ONCONASE against primary brain tumors.

     The Company also has a CRADA with the National Cancer Institute's ("NCI") Biological Response Modifier and Developmental Therapeutics Programs. Areas of research include characterization of the inhibition of tumor cell growth by ONCONASE in animal models and IN VITRO and IN VIVO studies of chemical conjugates of ONCONASE with anti-tumor antibodies.

     Management of the Company believes it has discovered a family of proteins from the same source as ONCONASE which play a role in cell maturation and cell proliferation and may play a role in developing other treatments for cancer. At present, the Company is defining a number of active proteins from the natural source material, in addition to ONCONASE, which may exhibit cytotoxic, cytostatic and other pharmacological effects.

RAW MATERIALS

     The major active ingredient in the original extract derived from early stage leopard frog embryos and eggs is the protein, ONCONASE. Although Alfacell currently acquires its natural source material from a single supplier, management believes that it is abundantly available from other sources. In addition, the Company is conducting research concerning the alternative manufacturing of ONCONASE through recombinant technology. However, there can be no assurance that alternative manufacturing methods will be viable.

MANUFACTURING

     The Company has signed a letter of intent with Scientific Protein Laboratories ("SPL"), a subsidiary of a division of American Home Products Corp., which will perform the intermediary manufacturing process which entails purifying ONCONASE. Subsequently, the intermediate product is sent to a contract filler for the final manufacturing step and vial filling. Other than these arrangements, no specific arrangements have been made for the manufacture of the Company's product. Compliance with cGMP is a requirement for product manufactured for use in Phase III clinical trials and for commercial sale. Both SPL, and the contract filler to whom the intermediate product is sent for the final manufacturing step and vial filing, manufacture in accordance with cGMP. For the foreseeable future, the Company intends to rely on these manufacturers, or substitute manufacturers, if necessary, to manufacture its product. If the Company were to establish a manufacturing facility, which it currently does not intend to do, the Company would require substantial additional funds and would be required to hire and retain significant additional personnel to comply with the extensive cGMP regulations of the FDA applicable to such a facility. No assurance can be given that the Company would be able to make the transition successfully to commercial production, if it chose to do so.

MARKETING

     Neither the Company nor any of its officers or employees has pharmaceutical marketing experience. The Company intends to enter into development and marketing agreements with third parties. The Company expects that under such arrangements it would act as a co-marketing partner or would grant exclusive marketing rights to its corporate partners in return for up-front fees, milestone payments and royalties on sales. Under these agreements, the Company's marketing partner may have the responsibility for a significant portion of development of the product and regulatory approval. In the event that the marketing partner fails to develop a marketable product or fails to market a product successfully, the Company's business may be adversely affected. If the Company were to market its products itself, significant additional expenditures and management resources would be required to develop an internal sales force and there can be no assurance that the Company would be successful in penetrating the markets for any products developed or that internal marketing capabilities would be developed at all.

GOVERNMENT REGULATION

     The manufacturing and marketing of pharmaceutical products in the United States requires the approval of the FDA under the Federal Food, Drug and Cosmetic Act. Similar approvals by comparable agencies are required in most foreign countries. The FDA has established mandatory procedures and safety standards which apply to the clinical testing, manufacture and marketing of pharmaceutical products. Obtaining FDA approval for a new therapeutic may take many years and involve substantial expenditures. Pharmaceutical manufacturing facilities are also regulated by state, local and other authorities.

     As an initial step in the FDA regulatory approval process, pre-clinical studies are conducted in animal models to assess the drug's efficacy and to identify potential safety problems. The results of these studies are submitted to the FDA as a part of the Investigational New Drug Application ("IND"), which is filed to obtain approval to begin human clinical testing. The human clinical testing program may involve up to three phases. Data from human trials are submitted to the FDA in a New Drug Application ("NDA") or Product License Application ("PLA"). Preparing an NDA or PLA involves considerable data collection, verification and analysis.

     The Company has not received FDA marketing approval for any products. Difficulties or unanticipated costs may be encountered by the Company in its effort to secure necessary governmental approvals, which could delay or preclude the Company from marketing its products. There can be no assurance that any of the Company's products will be approved by the FDA.

     With respect to patented products, delays imposed by the governmental approval process may materially reduce the period during which the Company may have the exclusive right to exploit them. See "Patents."

PATENTS

     The Company presently owns two (2) U.S. Patents: No.4,882,421 issued November 21, 1989 and No.4,888,172 issued December 19, 1989. U.S. Patent No. 4,882,421 contains a disclosure that in certain respects is erroneous and is consequently complicating the prosecution of other Company patent applications before the USPTO. The Company considers these other patent applications to be more important than U.S. Patent No. 4,882,421 and has decided to disclaim this patent. The effect of the disclaimer will be that the Company's patent protection in the United States will be limited to that afforded under the claims of U.S. Patent No. 4,888,172 unless and until other patent protection is obtained in the U.S. The Company also owns five other patent applications that are pending in the USPTO.

     The Company presently owns two (2) European Patents: No. 0 440 633 filed March 31, 1989 and No. 0 500 589 filed October 26, 1990. Both European patents have been validated in selected European nations. For each of these European patents, the Company has filed a counterpart application in Japan; both Japanese patent applications are presently pending.

     The Company owns a European patent application covering certain combination therapies that use ONCONASE in addition to other approved pharmaceuticals. The Company has requested examination of this European patent application. A Japanese counterpart to this European patent application has been filed and is presently pending.

     The Company owns an interest in an application which is pending in the USPTO and that relates to a Subject Invention (as that term is defined in a CRADA to which the Company and the National Institutes of Health/Alcohol, Drug Abuse and Mental Health Administration are parties).

     The  Company  pursues  a policy of filing patent applications  in  the
United States and in selected foreign countries for certain of its proprietary technology. The scope of protection afforded by patents to biotechnological inventions is uncertain and the Company is subject to this uncertainty. There can be no assurance that any of the Company's patent applications will be approved, that any issued patents will provide the Company with competitive advantages or will not be challenged by others, or that the patents of others will not have an adverse effect on the ability of the Company to do business. Furthermore, there can be no assurance that others will not independently develop similar products, will not duplicate any of the Company's products or, if patents are issued to the Company, will not design around the Company's existing patent rights or patents that may issue in the future, if any.

     The Company also relies on trade secrets, proprietary know-how and continuing technological innovation to develop and maintain its competitive position. There can be no assurance that others will not independently develop such know-how or otherwise obtain access to Alfacell's technology. While the Company's employees and consultants with access to proprietary information are generally required to enter into confidentiality agreements, there can be no assurance that these agreements will be honored or can be enforced.

     Pursuant to the Term Loan Agreement, the Company's bank acquired a security interest in the Company's patent portfolio. The bank has agreed, however, to subordinate its interest to licensees of the Company if certain conditions are met.

COMPETITION

     There are several companies, universities, research teams and scientists, both private and government-sponsored, which engage in research similar or potentially similar to that performed by the Company. Many of such entities and associations have far greater financial resources, larger research staffs and more extensive physical facilities than the Company. These competitors may succeed in their research and development of products which are more effective than any developed by the Company and may be more successful than the Company in their production and marketing of such products. The Company is not aware, however, of any product currently being marketed which is similar to the Company's proposed anti-tumor agent, ONCONASE. A search by the Company of scientific literature reveals no published information which would indicate that others are currently employing its methods or producing such an anti-tumor agent. There are several chemotherapeutic agents currently used to treat the forms of cancer which ONCONASE is being used to treat. There can be no assurance that ONCONASE will prove to be as safe and as effective as currently used drugs or that new treatments will not be developed which are more effective then ONCONASE.

EMPLOYEES

     As of November 10, 1995, Alfacell employed nine persons, of whom five were engaged in research and development activities and four were engaged in administration and management. The Company has three employees who hold Ph.D. or M.D. degrees. All of the Company's employees are covered by confidentiality agreements. Alfacell considers relations with its employees to be very good. None of the Company's employees are covered by a collective bargaining agreement.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to comprehensive regulation with respect to environmental, safety and similar matters by the United States Environmental Protection Agency ("EPA") and similar state and local agencies. Failure to comply with applicable laws, regulations and permits can result in injunctive actions, damages and civil and criminal penalties. If the Company expands or changes its existing operations or proposes any new operations, it may be required to obtain additional or amended permits or authorizations. The Company spends time, effort and funds in operating its facilities to ensure compliance with environmental and other regulatory requirements. Such efforts and expenditures are common throughout the biotechnology industry and generally should have no material adverse effect on the Company. The principal regulatory requirements and matters known to the Company requiring or potentially requiring capital expenditures by the Company do not appear likely, individually or in the aggregate, to have a material adverse effect on the Company's financial condition. The Company believes that it is in compliance with all current laws and regulations.

PROPERTIES

     The Company owns no real property. The Company subleases a total of approximately 12,600 square feet in an industrial and office building located in Bloomfield, New Jersey. The Company subleases its facility under a five year operating sublease which was due to expire October 31, 1993, but was extended to November 11, 1996 at a reduced annual rental obligation commencing April 1, 1993 of $66,000. In addition to the basic rent, the Company pays its pro rata share of increases in municipal real estate taxes and utilities over the base year 1988. The Company believes that the facility is sufficient for its current needs.

LEGAL PROCEEDINGS

     There are no material pending legal proceedings to which the Company is a party, or to which any of its properties or assets is subject.


                            MANAGEMENT

     The following table sets forth certain information regarding the directors and executive officers of the Company:

NAME                                          AGE       POSITION WITH THE COMPANY                    With
                                                                                                    Company
                                                                                                     SINCE
Kuslima Shogen                                49        President, Chief Executive Officer           1981
                                                        and Director
Gail E. Fraser                                37        Vice President, Finance, Chief               1994
                                                        Financial Officer and Director
Stanislaw M. Mikulski, M.D.                   51        Executive Vice President, Medical            1986
                                                        Director and Director
Allen Siegel(1)                               60        Director                                     1982
Alan Bell(1)(2)                               70        Director                                     1986
Robert R. Henry(1)(2)                         55        Director                                     1994

(1)  Member of Compensation Committee
(2)  Member of Audit Committee


BUSINESS EXPERIENCE

     KUSLIMA SHOGEN has served the Company as President and Chief Executive Officer since September 1986 and as a director since its inception. Ms. Shogen also served as the Company's Chief Financial Officer from September 1986 through July 14, 1994. Ms. Shogen formed the Company in 1981 to pursue research which she initiated as a biology student in the University Honors Program at Fairleigh Dickinson University ("F.D.U."). She was Executive Vice President of the Company from 1984 until 1986 when she became President. Prior to organizing the Company, Ms. Shogen was founder and president from 1976 to 1981 of a biomedical research consortium specializing in GLP (Good Laboratory Practices) and animal toxicology. During that time, she was also a consultant for Lever Brothers Research Group. Ms. Shogen has received numerous awards for achievements in biology, including Sigma Xi first prize from the Scientific Research Society of North America in 1974 and first prize at the Eastern College Science Conferences competition for most outstanding research paper in biology in each of 1972, 1973, and 1974. Ms. Shogen received her B.S. in 1974 and M.S. in 1976 (both magna cum laude) from F.D.U. and was the first teaching fellow from F.D.U.'s Rutherford campus. Among other honors, she was a Phi Beta Kappa graduate. Ms. Shogen continued graduate studies until 1978. She devotes her full-time to the Company.

     GAIL E. FRASER became the Company's Chief Financial Officer on July 15, 1994 and became a director in April 1995. From August 1993 to July 1994, Ms. Fraser served as a consultant to the Company and was the Company's business, financial and accounting advisor. From April 1989 to February 1993, Ms. Fraser was Vice President, Finance and Chief Financial Officer of Enzon, Inc., a biopharmaceutical company located in Piscataway, New Jersey. From 1982 to 1989, Ms. Fraser served as Vice President, Finance and Controller for Sidmak Laboratories, Inc., a generic drug manufacturer located in East Hanover, New Jersey. She received a B.S. in accounting from Kean College of New Jersey and an M.B.A. from the Wharton School of the University of Pennsylvania in 1993. Ms. Fraser is a certified public accountant and devotes her full-time to the Company.

     STANISLAW M. MIKULSKI, M.D. F.A.C.P., has served the Company as Executive Vice President and Medical Director since 1987 and as a director since 1986. Previously, Dr. Mikulski was Special Assistant to the Chief, Investigational Drug Branch, National Cancer Institute, and Coordinator for Immunotherapy Trials in Cancer for the Division of Cancer Treatment, following his post-doctoral studies at the University of California, Los Angeles in human tumor immunology. Prior to joining the Company, Dr. Mikulski maintained a medical practice in medical oncology for over eight years. He is a diplomate of the American Board of Internal Medicine and Medical Oncology, as well as a fellow of the American College of Physicians and a member of the American Society of Clinical Oncology. Dr. Mikulski is a clinical assistant professor of medicine at the University of Medicine and Dentistry of New Jersey. He received his M.D., cum laude, in 1967 from the Medical School in Warsaw, Poland. Dr. Mikulski devotes his full-time to the Company.

     ALLEN SIEGEL, D.D.S., has been a director of the Company since 1982. He was a dentist in private practice from 1961 until his retirement from active practice in August 1989. He received a D.D.S. in 1959 from the University of Buffalo.

     ALAN BELL has been a director of the Company since 1986. He founded the international public relations agency, Bell and Stanton, in 1956 and served as its chairman until 1976. From 1976 to 1983 he was vice-chairman of Manning Selvage & Lee, Inc., a major public relations firm. In 1983 he established a new firm, Alan W. Bell Co., Inc. He specializes in financial public relations and in economic and tourism development counselling.

     ROBERT R. HENRY has been a director of the Company since March 1994. Mr. Henry served as Partner and Managing Director of Morgan Stanley & Co. Inc. ("Morgan Stanley") from 1977 through 1989. Since 1989 he has been President of Robert R. Henry & Co., Inc., a financial advisory firm. Mr. Henry continues to serve as an Advisory Director for Morgan Stanley.

     No director or officer is related to any other director or officer by blood, marriage or adoption. No arrangement or understanding exists between an officer or director and any other person under which any officer or director was elected; however, the Company's bank may call due all amounts payable under its loan to the Company in the event Ms. Shogen ceases for any reason, except death, to be a full time employee, officer or director of the Company.

SCIENTIFIC ADVISORY BOARD

     The Company's scientific advisory board is composed of scientists and doctors whom management of the Company believes can contribute to the proper development of its anti-tumor agent. The individuals selected are highly respected in the national and international fields of oncology and drug development. The advisory board is made up of the following individuals.

     JOHN J. COSTANZI, M.D., has served as a principal investigator in the Onconase clinical trials program since its inception. He is currently in the practice of oncology and hematology in Austin, Texas. He formerly served as Medical Director of the Thompson Cancer Survival Center in Knoxville, Tennessee, and as professor of medicine and director of the cancer center for the University of Texas Medical Branch in Galveston. Dr. Costanzi is board certified in medical oncology and internal medicine and has participated in many professional and community organizations including the Southwest Oncology Group, American Cancer Society, and American Association for Cancer Research. Dr. Costanzi has authored over 140 papers, books and chapters of books in the area of clinical oncology. He received his M.D. in 1961 from Georgetown University School of Medicine, Washington, D.C. He completed his post- graduate training at Walter Reed General Hospital, Washington, D.C. and Wilford Hall Medical Center, San Antonio, Texas. Dr. Costanzi has received numerous awards in the field of oncology. He is a frequent lecturer and visiting professor throughout the United States and abroad. He also serves as a Brigadier General in the United States Air Force Reserve Medical Corp.

     ZBIGNIEW DARZYNKIEWICZ, M.D., PH.D., is the director of the Cancer Research Institute at the New York Medical College and a professor of medicine at New York Medical College. Formerly, Dr. Darzynkiewicz was a professor of cell biology and genetics at Cornell University Medical School, a member of Sloan-Kettering Institute for Cancer Research, the head of the Experimental Cell Research Laboratory, and a director of the Flow Cytometry Core Facility Network. In addition, Dr. Darzynkiewicz is an editor of The Cell Proliferation and Cytometry Journals, past president of The Cell Kinetics Society and past president of the International Society for Analytical Cytology. Dr. Darzynkiewicz's research concentrates on cell biology with particular focus on cancer cell growth and the regulatory mechanisms associated with cell growth and progression through the cell cycle. He has developed several techniques that have world-wide application, to analyze metabolic parameters of the cell related to the cell cycle kinetics, cell sensitivity to anti-tumor drugs and apoptosis. Most recently, he received a grant from NASA to develop new technologies for cell staining and analysis applicable to the micro-gravity conditions of Space Station Freedom. Dr. Darzynkiewicz has authored over 300 original publications and over 50 chapters and reviews in books devoted to the subject of cell growth, the regulation of the cell cycle and apoptosis. Dr. Darzynkiewicz received his M.D. in 1960 and Ph.D. in 1966 from the Medical School of Warsaw, Warsaw, Poland. He completed his post-graduate studies at the State University of New York at Buffalo and the Medical Nobel Institute of Karolinska Institute, Stockholm, Sweden. Since 1974, he has been associated with the Sloan-Kettering Institute for Cancer Research, and since 1990, he has been with New York Medical College, Elmsford, New York.

     MICHAEL C. LOWE, PH.D., has been a principal of The Weinberg Group Inc. since 1988 and specializes in assisting clients with applications to the FDA for human trials of new agents and in gaining marketing approvals. He has demonstrated expertise in the areas of pharmacology, toxicology, morphology and pathology for chemotherapeutic agents. Prior to joining The Weinberg Group, Dr. Lowe was a corporate vice president and director of toxicology for ICF/Clement, a health scientist administrator at the NIH, the acting chief of the toxicology branch at the NCI and head of the pathopharmacology section of the intramural laboratory of chemical pharmacology at the NCI. There, he oversaw the pre-clinical toxicology studies of oncolytic drugs emerging from the drug development program of the NCI, and made risk assessments of the drugs prior to Phase I trials. Before joining the NIH he was on the faculty of the department of pathology at the University of Washington. Dr. Lowe received a B.S. in Zoology from Washington State University, a M.S. and a Ph.D. in Pharmacology from the University of Washington and postdoctoral training in experimental pathology at the University of Washington. In addition to serving on the Scientific Advisory Board, Dr. Lowe is an advisor to the board of directors.

     DAVID N. MESCHES, M.D., is professor and chairman of the Department of Family Medicine at New York Medical College and has held these positions for the past 16 years. He is the Chief Executive Officer of the Mid-Hudson Family Health Services Institute, a not-for-profit health care and education corporation responsible for the primary care of patients and training of medical students and family practice residents. The original Onconase Phase I (daily schedule) clinical trials were initiated and completed under the direction of Dr. Mesches. Dr. Mesches graduated from the University of Buffalo School of Medicine in 1960. Following his internship at Mount Sinai Hospital in Detroit, Michigan, he served as a Captain in the United States Air Force.

     ABRAHAM MITTELMAN, M.D., is associate professor of medicine and director of experimental oncology at New York Medical College in Valhalla, New York. Dr. Mittelman graduated from the Autonomous University of Guadalajara in 1977. Following his residency at Downstate Medical Center, he became an instructor in medicine at New York - Cornell Medical Center as well as a fellow in Oncology at Memorial Sloan-Kettering from 1981 through 1983. Dr. Mittelman is an oncologist and hematologist who has been the principal investigator of numerous cancer trials. Dr. Mittelman has published over 130 papers on a variety of oncologic topics. He is a member of the New York State Society of Hematologists and Oncologists.


                      EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended July 31, 1995, 1994 and 1993 with respect to Alfacell's Chief Executive Officer and the only two other executive officers of the Company (the "Named Officers").

                                                     ANNUAL COMPENSATION                            LONG TERM
                                                                                                  COMPENSATION
           NAME AND                YEAR         SALARY($)      BONUS($)            OTHER           SECURITIES         All Other
      PRINCIPAL POSITION                                                          ANNUAL           UNDERLYING     Compensation ($)
                                                                               COMPENSATION         OPTIONS/
                                                                                  ($){(1)}           SARS(#)
Kuslima Shogen                     1995            $150,000      - 0 -             - 0 -            - 0 -(3)            - 0 -
 President and Chief               1994             150,000      - 0 -             - 0 -          1,306,529(2)          - 0 -
 Executive Officer(2)              1993             158,333      - 0 -             - 0 -            1,100,000           - 0 -
Gail E. Fraser(4)                  1995            $121,163      - 0 -             - 0 -            - 0 -(3)            - 0 -
 Vice President,                   1994               8,333      - 0 -             - 0 -            475,000(5)          - 0 -
 Finance and Chief                 1993               - 0 -      - 0 -             - 0 -              - 0 -             - 0 -
 Financial Officer
Stanislaw M. Mikulski(6)           1995            $130,000      - 0 -             - 0 -            - 0 -(3)            - 0 -
 Executive Vice President          1994             130,000      - 0 -             - 0 -            431,409(6)          - 0 -
 and Medical Director              1993             135,833      - 0 -             - 0 -             350,000            - 0 -


(1) Excludes perquisites and other personal benefits that in the aggregate do not exceed 10% of the Named Officers' total annual salary and bonus.
(2) Ms. Shogen resigned from her position as the Company's Chief Financial Officer in July 1994. No salary was paid to Ms. Shogen in fiscal 1995, 1994 or 1993 and these salary amounts were accrued on the Company's financial statements as obligations owed to Ms. Shogen. In consideration for her services to the Company through January 31, 1994 and Ms. Shogen's agreement to release the Company from its obligation to pay her $1,624,151 in accrued salary on the Company's balance sheet as of January 31, 1994, in March 1994 the Company granted Ms. Shogen options to purchase 841,529 shares of the Company's Common Stock at an exercise price of $3.20 per share.

(3) No options were granted to the Named Officers during the fiscal year ended July 31, 1995.

(4) Ms. Fraser became an employee of the Company on July 15, 1994. $96,163 of Ms. Fraser's salary in fiscal 1995 was paid to Ms. Fraser. That portion of Ms. Fraser's salary which was not paid to her was accrued on the Company's financial statements as obligations owed to Ms. Fraser.

(5) Prior to Ms. Fraser joining the Company, Ms. Fraser received under a consulting agreement an option to purchase 50,000 and 75,000 shares of the Company's Common Stock at an exercise price of $3.22 and $5.00, respectively. On July 15, 1994, Ms. Fraser was granted options to purchase 350,000 shares of Common Stock under the 1993 Stock Option Plan at an exercise price of $4.11 per share.

(6) No salary was paid to Dr. Mikulski in fiscal 1994 or 1993. $5,000 of Dr. Mikulski's salary in fiscal 1995 was paid to Dr. Mikulski. Those portions of Dr. Mikulski's salaries which were not paid to him were accrued on the Company's financial statements as obligations owed to Dr. Mikulski. In consideration for his services to the Company and Dr. Mikulski's agreement to release the Company from its obligation to pay him $639,619 in accrued salary on the Company's balance sheet as of January 31, 1994, in March 1994 the Company granted Dr. Mikulski options to purchase 331,409 shares of the Company's Common Stock at an exercise price of $3.20 per share.


OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth the information with respect to the Named Officers concerning the exercise of options during the fiscal year ended July 31, 1995 and unexercised options held as of July 31, 1995.

                                                                                                        Value of Unexercised
                                                                      Number of Unexercised             In-the-Money Options
                                                                   Options at Fiscal Year-End         at Fiscal Year-End($)(1)
                                                                               (#)
                          Shares Acquired on        Value
          Name               Exercise (#)       Realized ($)      Exercisable     Unexercisable     Exercisable     Unexercisable
Kuslima Shogen                   None               None              1,005,548         1,180,659              $0$0

Gail E. Fraser                   None               None                195,000           280,000              $0$0

Stanislaw M. Mikulski            None               None                402,564           278,845              $0             $0

(1) The exercise price of the unexercised options is greater than the market value of the Common Stock on July 31, 1995 and thus the unexercised options had no value as of that date.


DIRECTORS' COMPENSATION

     Members  of   the   Company's  board  of  directors  receive  no  cash
compensation in consideration for their serving on the board of directors.

     In November 1993 and January 1994, the board of directors and the stockholders, respectively, approved the Company's 1993 Stock Option Plan (the "Plan") which, among other things, provides for automatic grants of options ("Automatic Grants") under a formula (the "Formula") to non-employee directors ("Independent Directors") on an annual basis.

     The Formula provides that (i) on each December 31st each Independent (non-employee) Director receives automatically an option to purchase 15,000 shares of the Company's Common Stock (the "Regular Grant"); and (ii) on the date of each Independent Director's initial election to the board of directors, pursuant to a vote of the board, such newly elected Independent Director automatically receives an option to purchase such Independent Director's pro rata share of the Regular Grant which equals the product of 1,250 multiplied by the number of whole months remaining in the calendar year (the "Pro Rata Grant"). Each option granted pursuant to a Regular Grant and a Pro Rata Grant vests and becomes exercisable on the December 30th following the date of grant. Notwithstanding the foregoing, an option will not become exercisable as to any shares unless such Independent Director has served continuously on the board during the year preceding the date on which such options are scheduled to vest and become exercisable, or from the date such Independent Director joined the board until the date on which such options are scheduled to vest and become exercisable; PROVIDED, HOWEVER, that if an Independent Director does not fulfill such continuous service requirement due to such Independent Director's death or disability all options held by such Independent Director nonetheless vest and become exercisable as described herein. An option granted pursuant to the Formula remains exercisable for a period of five years after the date the option first becomes exercisable.

     During the fiscal year ended July 31, 1995, the following directors were granted the options listed below pursuant to the Formula under the Plan in consideration for serving on the board of directors. The exercise prices of the options granted to directors in fiscal 1995 are equal to the fair market value of the Common Stock on the date of grant.

                                   Number of                                  EXPIRATION DATE
NAME                                OPTIONS           EXERCISE PRICE
                                                                                 12/31/00
Allen Siegel(1)                     15,000                 $2.27
Alan Bell(2)                        15,000                 $2.27                 12/31/00
Robert R. Henry                     15,000                 $2.27                  12/31/00

_______________________

(1) On April 17, 1995 the Company extended the exercise period until July 31, 1995 of an option to purchase 100,000 shares held by Dr. Siegel and an option to purchase 30,000 shares held by Dr. Siegel's wife. The exercise price for these options was reduced from $5.00 to $2.65, the then current market price. On July 31, 1995 the exercise period for these options was extended until July 31, 1996 and the exercise price was increased to $2.68, the then current market price. All optionholders with options expiring on July 31, 1995 had the exercise period of their options extended until July 31, 1996. These options were not granted under the Plan.

(2) On April 17, 1995 the Company extended the exercise period until July 31, 1995 of an option to purchase 50,000 shares held by Mr. Bell and an option to purchase 20,000 shares held by Mr. Bell's wife. The exercise price for these options was reduced from $5.00 to $2.65, the then current market price. On July 31, 1995 the exercise period for these options was extended until July 31, 1996 and the exercise price was increased to $2.68, the then current market price. All optionholders with options expiring on July 31, 1995 had the exercise period of their options extended until July 31, 1996. These options were not granted under the Plan.

EMPLOYMENT AGREEMENTS

     Ms. Shogen continues in the employ of the Company; however, her one-year employment agreement with the Company terminated on June 30, 1995. Under the agreement, Ms. Shogen was entitled to receive an annual salary of approximately $150,000. The agreement also required Ms. Shogen to maintain the confidentiality of Company information and acknowledged that Ms. Shogen previously entered into an assignment and non-disclosure agreement with respect to present and future proprietary methods, inventions, productions, drugs, compounds, know-how and discoveries in processes, whether developed by her, the Company or a Company affiliate. Upon expiration of this agreement, the board of directors approved an annual salary of $150,000 for Ms. Shogen for a period of one year. It is anticipated that negotiations with respect to a new agreement will commence in the near future.

     Ms. Gail E. Fraser commenced her employment with the Company as its Vice President, Finance, and Chief Financial Officer on July 15, 1994. Ms. Fraser's one-year employment agreement terminated on July 14, 1995. Under the agreement, Ms. Fraser was entitled to receive an annual salary of $100,000 and pursuant to a determination by the Compensation Committee subsequently received an additional $25,000 for the fiscal year ended July 31, 1995. The agreement also required Ms. Fraser to maintain the confidentiality of Company information and to assign to the Company all tangible and intangible property, including, but not limited to, inventions, developments or discoveries conceived, made or discovered by Ms. Fraser solely or in collaboration with others during the term of Ms. Fraser's employment with the Company. The agreement also provided that during the term of the agreement and for two years thereafter, Ms. Fraser is prohibited from directly or indirectly becoming interested in or associated with an entity engaged to a significant degree in any technology or area of business in which the Company was involved to a significant degree during the term of the agreement. Upon expiration of this agreement, the board of directors approved an annual salary of $130,000 for Ms. Fraser for a period of one year. It is anticipated that negotiations with respect to a new agreement will commence in the near future. On July 15, 1994, Ms. Fraser was granted options to purchase 350,000 shares of Common Stock under the 1993 Stock Option Plan at an exercise price of $4.11 per share. These options vest as to 20% of such shares each year during the five year period commencing July 15, 1995.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     The Compensation Committee was formed in November 1993 and is comprised of Allen Siegel, Alan Bell and Robert R. Henry. All decisions regarding executive compensation were made by the Compensation Committee during the fiscal year ended July 31, 1995.


                       CERTAIN TRANSACTIONS

     Effective May 31, 1993, the Company restructured a pre-existing bank note (the "Note") to include the principal balance of $1,300,000, accrued interest of $349,072, and legal fees of $50,000 into a new Term Loan of $1,699,072. Interest is to be computed at a rate of seven and one-half percent (7.5%) per annum. The Term Loan is secured by substantially all of the assets of the Company. Ms. Shogen has personally guaranteed the Note and has pledged certain collateral, including a substantial portion of the shares of Common Stock of the Company owned by her and certain options, as additional collateral. Substantially all of the obligations owed by the Company to Ms. Shogen are subordinated to the Note. In order to satisfy the Company's obligations to the bank, Ms. Shogen, from time to time, pursuant to a pledge agreement ("Pledge Agreement"), has sold portions of the shares of Common Stock pledged to the bank. Through February 28, 1994, the monthly payments of interest and principal under the Term Loan were paid primarily pursuant to this procedure, and subsequent to such time, have been paid directly by the Company. The Term Loan Agreement prohibits the issuance of any shares, or right to purchase any shares of the Company's stock if the result of such issuance would be to decrease the ratio of the market value of Ms. Shogen's pledged stock to the aggregate outstanding debt of the Company and herself to the bank, below 1:1. In June 1994, Ms. Shogen's agreement with the bank and the related Pledge Agreement were amended to provide for, among other things, the issuance to Ms. Shogen, and subsequent pledge to the bank, of the options discussed below. Based upon the average of the closing bid and asked prices on November 10, 1995, the shares of the Company's Common Stock pledged by Ms. Shogen to secure the Term Loan were valued at $6,001,531 (excluding the value of shares of Common Stock underlying certain options pledged to the bank) and the aggregate outstanding debt of the Company and Ms. Shogen to the bank as of November 10, 1995 was $2,249,148. In connection with the Term Loan, Ms. Shogen also assigned to the bank her right to payment of up to $200,000 of outstanding debt owed to her by the Company as a result of advances made by her to the Company. In November 1995, the Note was amended and restated and the Term Loan agreement was amended to provide for, effective as of October 1, 1995, among other things (i) the extension of the term of the Term Loan from May 31, 1996 to August 31, 1997, (ii) a re-amortization of the payment of principal and interest based on a one hundred fifty (150) month amortization schedule, (iii) an increase in the interest rate from seven and one-half percent (7.5%) per annum to eight and three eighths percent (8.375%) per annum, and (iv) the issuance to the bank of a Warrant to purchase 10,000 shares of Common Stock through August 31, 1997 at an exercise price of $4.19 per share. For more information concerning the Term Loan see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

     From time to time Kuslima Shogen has advanced sums of money to the Company in the form of unsecured obligations payable on demand (the "demand loans"). Ms. Shogen has at various times converted portions of the demand loans into convertible debentures. At July 31, 1992 the Company owed Ms. Shogen $1,300,000 for convertible debentures owned by her, and a total of $855,000 in demand loans and accrued interest on the demand loans and on the convertible debentures owned by Ms. Shogen. During the fiscal year ended July 31, 1993, (i) Ms. Shogen made $113,000 of additional demand loans to the Company, (ii) the Company repaid $234,000 of the principal amount of the demand loans owed to Ms. Shogen and (iii) Ms. Shogen converted $275,000 of the principal amount of the demand loans into convertible debentures which were due in October 1996, bore 8% interest and were convertible into shares of Common Stock at the rate of $2.75 per share. At July 31, 1993, (i) the Company owed Ms. Shogen $14,000 for loans which were previously demand loans, but which were subordinated to the Company's bank debt in connection with the restructuring of such debt and consequently, reclassified as long-term debt, and (ii) Ms. Shogen owned convertible debentures in the aggregate principal amount of $1,575,000. During the fiscal year ended July 31, 1993, $198,000 in interest accrued on the loans owed to, and the convertible debentures owned by, Ms. Shogen. None of this interest was paid to Ms. Shogen during the year. In connection with the restructuring of the Company's bank debt, $657,000 of interest accrued on the loans owed to, and the convertible debentures owned by, Ms. Shogen, was subordinated to the Company's bank debt and consequently, reclassified as long-term debt.

     During the fiscal year ended July 31, 1994, Ms. Shogen converted the outstanding debentures held by her with an aggregate face value of $1,575,000 into 400,000 shares of the Company's Common Stock at the stated conversion rates ranging from $2.75 to $6.00 per share. In March 1994, an aggregate of $931,197 of advances and interest owed by the Company to Ms. Shogen was converted by Ms. Shogen into options to purchase an aggregate of 482,485 shares of the Company's Common Stock at an exercise price of $3.20 per share. In March 1994, in consideration for her services to the Company and Ms. Shogen's agreement to release the Company from its obligation to pay her $1,624,151 in accrued salary on the Company's balance sheet as of January 31, 1994 (which salary had been accruing since 1986), the Company granted Ms. Shogen options to purchase 841,529 shares of the Company's Common Stock at an exercise price of $3.20 per share. In June 1994, the Company, with its bank's consent, reinstituted certain advances of $198,417 from Ms. Shogen as long term debt that was previously converted into 102,807 of options on March 30, 1994. Such options were returned to the Company and cancelled. The Company's bank has consented to allow repayment of such advances under certain conditions. At July 31, 1994 the Company owed Ms. Shogen an aggregate of $203,723 in demand loans and accrued interest on the demand loans owed to Ms. Shogen.

     During the fiscal year ended July 31, 1995 the Company, with its bank's consent, repaid $80,067 of the principal amount on the demand loans. At July 31, 1995, the Company owed Ms. Shogen an aggregate of $138,638 in demand loans and accrued interest on the demand loans.

     In March 1994, in consideration for his services to the Company and Dr. Mikulski's agreement to release the Company from its obligation to pay him $639,619 in accrued salary on the Company's balance sheet as of January 31, 1994, the Company granted Dr. Mikulski options to purchase 331,409 shares of the Company's Common Stock at an exercise price of $3.20 per share.

     On July 23, 1991, the board of directors authorized the Company to pay to Kuslima Shogen an amount equal to 15% of any gross royalties which may be paid to the Company from any license(s) with respect to the Company's principal product, ONCONASE, or any other products derived from amphibian source extract, produced either as a natural, synthesized, and/or genetically engineered drug for which the Company owns or is co-owner of the patent, or acquires such rights in the future, for a period not to exceed the life of the patents. If the Company manufactures and markets the drugs by itself, then the Company will pay an amount equal to 5% of gross sales from any products sold during the life of the patents.

     On November 11, 1993, the Company entered into a consulting agreement (the "Tartan Consulting Agreement") with The Tartan Group ("Tartan"), an independent consulting firm of which Ms. Gail E. Fraser, the Company's Vice President, Finance and Chief Financial Officer, is an officer and principal stockholder. The Tartan Consulting Agreement was effective as of August 1, 1993 and terminated by agreement of both parties on April 30, 1994. Pursuant to the Tartan Consulting Agreement Ms. Fraser performed administrative, financial and accounting services for the Company. Pursuant to the Tartan Consulting Agreement, the Company granted indemnification to Ms. Fraser with respect to any and all claims, damages or costs which arise out of her performance of consulting services to the Company. Tartan received a consulting fee of $45,000.

     On May 1, 1994, upon the termination of the Tartan Consulting Agreement, Ms. Fraser entered into a consulting agreement (the "Fraser Consulting Agreement") with the Company which terminated by its terms on June 30, 1994. Under the Fraser Consulting Agreement, Ms. Fraser received $15,000 and (i) an option to purchase 50,000 shares of the Company's Common Stock at an exercise price of $3.22 per share at any time during the period commencing on May 1, 1994 and terminating on November 10, 1997 at 5.00 p.m. local time and (ii) an option to purchase 75,000 shares of the Company's Common Stock at an exercise price of $5.00 per share at any time during the four year period commencing on November 11, 1994 and terminating on November 10, 1998 at 5.00 p.m. local time. Pursuant to the Fraser Consulting Agreement, the Company granted indemnification to Ms. Fraser with respect to any and all claims, damages or costs which arise out of her performance of consulting services to the Company.

     Robert R. Henry purchased an aggregate of 160,000 shares of Common Stock and Warrants to purchase 60,000 shares of Common Stock in the March 1994 Private Placement, the September 1994 Private Placement and the September 1995 Private Placement on the same terms and conditions as the other participants in such private placements.


                      PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information concerning stock ownership of each person who is the beneficial owner of five percent or more of the Company's outstanding Common Stock and of each director and each Named Officer and all directors and executive officers as a group as of November 10, 1995. Except as otherwise noted, each person has sole voting and investment power with respect to the shares shown as beneficially owned.

DIRECTORS, OFFICERS OR                 NUMBER OF SHARES(2)            PERCENTAGE OF
5% STOCKHOLDERS(1)                                                    COMMON STOCK
                                                                     OUTSTANDING{(3)}
Kuslima Shogen                         2,348,548(4)                       18.7%
Stanislaw Mikulski                       763,814(5)                        6.4%
Allen Siegel                             315,262(6)                        2.7%
Alan Bell                                120,929(7)                        1.0%
Robert R. Henry                          246,250(8)                        2.1%
Gail E. Fraser                           195,000(9)                        1.7%
All officers and directors             3,989,803(10)                      29.5%
as a group (six persons)



(1) The address of all officers and directors listed above is in the care of the Company.

(2) All shares listed are Common Stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

(3) The percentage of stock outstanding for each stockholder is calculated by dividing (i) the number of shares of Common Stock deemed to be beneficially held by such stockholder as of November 10, 1995 by (ii) the sum of (A) the number of shares of Common Stock outstanding as of November 10, 1995 plus (B) the number of shares issuable upon exercise of options or warrants held by such stockholder which were exercisable as of November 10, 1995 or which will become exercisable within 60 days after November 10, 1995.

(4) Includes 1,005,548 shares subject to options which were exercisable as of November 10, 1995 or which will become exercisable within 60 days after November 10, 1995.

(5) Includes 402,564 shares subject to options which were exercisable as of November 10, 1995 or which will become exercisable within 60 days after November 10, 1995.

(6) Includes 130,000 shares subject to options which were exercisable as of November 10, 1995 or which will become exercisable within 60 days after November 10, 1995 owned by Dr. Siegel, 40,485 shares owned by Dr. Siegel's wife, who was an employee of the Company and 50,000 shares subject to options which were exercisable as of November 10, 1995 or will become exercisable within 60 days of November 10, 1995 owned by Dr. Siegel's wife. Dr. Siegel disclaims beneficial ownership as to the shares owned by his wife.

(7) Includes 80,000 shares subject to options which were exercisable as of November 10, 1995 or which will become exercisable within 60 days after November 10, 1995 owned by Mr. Bell, 20,000 shares subject to options which were exercisable as of November 10, 1995 or which will become exercisable within 60 days after November 10, 1995 owned by Mr. Bell's wife, 20,429 shares owned jointly by Mr. and Mrs. Bell and 500 shares owned by Mrs. Bell. Mr. Bell disclaims beneficial ownership as to the shares owned by his wife.

(8) Includes 26,250 shares subject to options which were exercisable as of November 10, 1995 or which will become exercisable within 60 days after November 10, 1995 and 60,000 shares underlying warrants which were exercisable as of November 10, 1995 or which will become exercisable within 60 days after November 10, 1995.

(9) Includes 195,000 shares underlying options which were exercisable as of November 10, 1995 or which will become exercisable within 60 days after November 10, 1995.

(10) Includes all shares owned beneficially by the directors and the executive officers named in the table.


                       SELLING STOCKHOLDERS

GENERAL

     On March 21, 1994, the Company completed the March 1994 Private Placement resulting in the issuance of 800,000 shares of Common Stock and three-year Warrants to purchase 800,000 shares of Common Stock at an exercise price of $5.00 per share. The Common Stock and Warrants were sold in units consisting of 20,000 shares of Common Stock and Warrants to purchase 20,000 shares of Common Stock. The price per unit was $50,000. Through the date hereof, 28,000 shares of Common Stock have been sold pursuant to a registration statement filed with the Commission and no Warrants have been exercised. After deducting the expenses of the offering and including the conversion of a total of $182,000 of debt by a certain investor and conversion of a total of $23,000 of accounts payable by a certain creditor, the Company received net proceeds of approximately $1,865,791 from the offering.

     On September 13, 1994, the Company completed the September 1994 Private Placement resulting in the issuance of 288,506 shares of Common Stock and three-year Warrants to purchase 288,506 shares of Common Stock at an exercise price of $5.50 per share. The Common Stock and Warrants were sold in units consisting of 20,000 shares of Common Stock and Warrants to purchase 20,000 shares of Common Stock. The price per unit was $50,000. Through the date hereof, 57,600 shares of Common Stock have been sold pursuant to a registration statement filed with the Commission and no Warrants have been exercised. After taking into account expenses of the offering, the conversion of a total of $44,000 of debt by a certain investor, and conversion of a total of $77,265 of accounts payable by certain creditors, the Company received net proceeds of approximately $545,000 from the offering.

     The Company's sale of Common Stock and Warrants to accredited investors (as that term is defined in Rule 501 under the Securities Act) and several non-accredited investors in each of the March 1994 Private Placement and the September 1994 Private Placement was effected in reliance upon Section 4(2) of the Securities Act and Rule 506 thereunder. Pursuant to stock purchase agreements entered into by the Company with each of the Private Placement Investors (the "Purchase Agreements"), the Company agreed to indemnify each of the Private Placement Investors (all of whom are Selling Stockholders) against any liabilities, under the Securities Act or otherwise, arising out of or based upon any untrue or alleged untrue statement of a material fact in the Registration Statement or this Prospectus or by any omission of a material fact required to be stated therein except to the extent that such liabilities arise out of or are based upon any untrue or alleged untrue statement or omission in any information furnished in writing to the Company by the Private Placement Investors expressly for use in the Registration Statement. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to its certificate of incorporation and by-laws, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     The Private Placement Investors have the right, at the Company's expense, to have the shares of Common Stock offered hereby registered for the offer and sale to the public under the Securities Act. The Private Placement Investors in the March 1994 Private Placement have the right to have the offer and sale of their shares of Common Stock registered through August 3, 1997 and the Private Placement Investors in the September 1994 Private Placement have the right to have the offer and sale of their shares of Common Stock registered through September 14, 1997.

     During the period from May 1993 through March 1994 the Company issued Options to the Selling Stockholders who are Option Holders in private transactions in reliance upon Section 4(2) of the Securities Act. Many of the Option Holders are "accredited investors" (as that term is defined in the Securities Act). Options to purchase an aggregate of 435,000 shares of Common Stock were issued to the Option Holders under the 1989 Stock Plan in consideration for services rendered to the Company as either an employee, director or consultant and are outstanding as of the date hereof. Options to purchase an aggregate of 289,667 shares of Common Stock were issued in connection with financing transactions in which the Option Holders also purchased an aggregate of 202,667 shares of Common Stock privately under
Section 4(2) of the Securities Act for an aggregate purchase price of $435,500. The remaining Options to purchase an aggregate of 453,482 shares of Common Stock were issued to the Company's President and Chief Executive Officer and an unaffiliated lender in the conversion of an aggregate of $875,221 of Company debt. The Company is filing this Registration Statement voluntarily with respect to the Options in order to encourage the Option Holders to exercise their Options. The Options expire on various dates from the date hereof through March 30, 2004. The exercise prices of the Options range from $2.50 per share to $7.00 per share.

     In connection with the registration of the shares of Common Stock offered hereby, the Company will supply prospectuses to the Selling Stockholders, use its best efforts to qualify the Common Stock for sale in the states of New York and New Jersey and indemnify the Selling Stockholders for certain liabilities relating thereto.

STOCK OWNERSHIP

     The table below sets forth the number of shares of Common Stock (i) owned beneficially by each of the Selling Stockholders; (ii) being offered by each Selling Stockholder pursuant to this Prospectus; (iii) to be owned beneficially by each Selling Stockholder after completion of the offering, assuming that all of the Warrants and Options held by the Selling Stockholders are exercised, all of the shares offered hereby are sold and none of the other shares held by the Selling Stockholders, if any, are sold and (iv) the percentage to be owned by each Selling Stockholder after completion of the offering, assuming that all of the Warrants and the Options held by Selling Stockholders are exercised, all of the shares offered hereby are sold and none of the other shares held by the Selling Stockholders, if any, are sold. For purposes of this table each Selling Stockholder is deemed to own beneficially (i) the shares of Common Stock underlying the Warrants and Options, (ii) the issued and outstanding shares of Common Stock owned by the Selling Stockholder as of November 10, 1995, and (iii) the shares of Common Stock underlying any other options or warrants owned by the Selling Stockholder which are exercisable as of November 10, 1995 or which will become exercisable within 60 days after November 10, 1995. Except as otherwise noted, none of such persons or entities has had any material relationship with the Company during the past three years.

                       Number of        Number of       Number of      Number of       Number of      Percentage of
                        Shares       Shares Offered  Shares Offered     Shares         Shares to       Outstanding
Selling              Beneficially    and Acquired in  and Acquired      Offered        be Owned       Shares to be
STOCKHOLDERS             OWNED         March 1994     in September    Underlying     Beneficially         Owned
                                         Private      1994 Private      OPTIONS          After        Beneficially
                                        PLACEMENT       PLACEMENT                    Completion OF  After Completion
                                                                                       OFFERING      of OFFERING(1)
Wojciech J.                20,000             ---          ---           10,000           10,000            *
Ardelt(2)
Albert T. Barlow           88,293          24,000        20,000             ---           44,293            *
Alan W. Bell(3)           120,929             ---          ---           50,000           70,929            *
Sheila N. Bell(4)          40,929             ---          ---           20,000           20,929            *
Martin C. Blyseth          46,050          20,000          ---              ---           26,050            *
Charles H. & Susan         60,700          40,000          ---              ---           20,700            *
D. Boynton (5)
Peter M. Buccieri          28,000          12,000          ---              ---           16,000            *
Corinne M.                 30,540             ---          ---           18,500           12,040            *
Champagne
Kimberly Computer          55,000             ---          ---           32,500           22,500            *
Arthur G. Cooper           40,000          40,000          ---              ---                0            *
John Costanzi              50,100             ---          ---           20,000           30,100            *
Digital Creations         200,500             ---          ---          115,000           85,500            *
Carmen DeSantis            18,000             ---          ---           10,000            8,000            *
Colleen A. Dille           32,040             ---          ---           18,500           13,540            *
Lili B. Dung               45,000             ---        40,000             ---            5,000            *
Ahmed H. Farag              5,666             ---          ---            3,333            2,333            *
Margaret Fraser            20,000             ---        20,000             ---                0            *
John Frohling(6)           67,600             ---        17,600          50,000                0            *
Peter J.                   40,000          40,000          ---              ---                0            *
Gianacakes
Robert Goldberg            35,025          20,000          ---              ---           15,025            *
Michael A. Gordon          20,000          20,000          ---              ---                0            *
Arthur J. Grymes           40,000          40,000          ---              ---                0            *
III
Charles W. Halsey,         20,000          20,000          ---              ---                0            *
Jr.
Donald L. Harjes           20,000          20,000          ---              ---                0            *
Robert R. Henry(7)        246,250          80,000        40,000             ---          126,250            *
Heritage Finance &        320,000         240,000        80,000             ---                0            *
Trust
Heritage U.S.A.            80,000          80,000          ---              ---                0            *
Value Fund
Jane R. Holsapple          20,000          20,000          ---              ---                0            *
Edward D. Horowitz         60,000          60,000          ---              ---                0            *
David Jacob                44,000             ---        40,000             ---            4,000            *
Mark H. Jay(8)            117,712          18,400        21,812             ---           77,500            *
John B. & Mary C.          20,000          20,000          ---              ---                0            *
Kallstrom
A. Roy Knutsen             47,500          40,000          ---              ---            7,500            *
Adolf & Adair              40,000          40,000          ---              ---                0            *
Konrad
Werner O. Kunzli           41,000          20,000        20,000             ---            1,000            *
Stephen C. Lampl &         55,000             ---        40,000             ---           15,000            *
Anne B. Shumadine
Michael Lowe(9)            90,000             ---          ---           50,000           40,000            *
James H. Lynch,            40,000          40,000          ---              ---                0            *
Jr.
Timothy J. Manna           80,000          40,000        40,000             ---                0            *
Jack & Gretchen            69,500          40,000          ---              ---           29,500            *
Maronde
Linda T.                   61,000             ---        40,000          10,000           11,000            *
McCarthy(10)
David J. McCash            33,040             ---          ---           18,500           14,540            *
Donna M. McCash            12,500             ---          ---           10,500            2,000            *
James O. McCash           411,185          80,000          ---           32,834          298,351          2.0%
Michael J. McCash          33,540             ---          ---           18,500           15,040            *
Kenneth S.                 82,340             ---        40,000             ---           42,340            *
Mesches, M.D.
Abraham                    70,000             ---          ---           50,000           20,000            *
Mittelman(11)
Armand Della                7,000           4,000          ---              ---            3,000            *
Monica
Thruston B. Morton         44,000          40,000          ---              ---            4,000            *
III & Patricia R.
Morton
Satish P. Patel            80,000          80,000          ---              ---                0            *
Michael Pisani(12)        171,500             ---        20,000             ---          151,500          1.0%
Mary M. Richards           36,640             ---          ---           18,500           18,140            *
Anatoly G.                  7,775             ---          ---            3,000            4,775            *
Ritikoff
Susan E. Saltus            40,000          40,000          ---              ---                0            *
Roger H. Samet            145,000          20,000        40,000             ---           85,000            *
John Schierloh(13)        363,929         145,600          ---          138,804           79,525            *
Warren Schwarz             20,000          20,000          ---              ---                0            *
Kuslima Shogen(14)      2,348,548             ---          ---          379,678        2,272,612          15.1%
Allen S.                  315,262             ---          ---          100,000          315,262          1.4%
Siegel(15)
Ina Siegel(16)             90,485             ---          ---           30,000           60,485            *
Josana Siegel              35,000          20,000          ---              ---           15,000            *
Fred A. Starita             9,100           4,000          ---              ---            5,100            *
Edward A. Stroud            5,000           4,000          ---              ---            1,000            *
Peter Walter               40,000          40,000          ---              ---                0            *
Woodmere Court             40,000          40,000          ---              ---                0            *
Investment


(*)   Less than one percent.

(1) Based upon shares of Common Stock outstanding as of November 10, 1995 after giving effect to shares of Common Stock underlying options or warrants which are deemed to be owned beneficially by the Selling Stockholders.

(2) Wojciech J. Ardelt is an employee of the Company and received his Options for services rendered.

(3) Alan W. Bell is a director and the Assistant Secretary of the Company and a member of both the Compensation Committee and the Audit Committee. Mr. Bell received his Options for services rendered. See "Management" and "Principal Stockholders." Mr. Bell and Sheila N. Bell, his wife, own 20,429 shares jointly and Mrs. Bell owns 500 shares individually. Mr. Bell disclaims beneficial ownership as to the shares owned by his wife.
(4) Sheila N. Bell is the wife of Alan Bell who is a director and the Assistant Secretary of the Company and a member of both the Compensation Committee and the Audit Committee. Mrs. Bell received her Options for services rendered. Mr. and Mrs. Bell own 20,429 shares of Common Stock jointly and Mrs. Bell owns 500 shares individually.

(5) Charles Boynton is a consultant to the Company and his beneficial ownership includes shares underlying options received for services rendered.

(6)   John Frohling  previously  served  as  legal  counsel  to the Company and received his shares of Common Stock in the September 1994 Private Placement in consideration for his conversion of $44,000 of debt owed by the Company to him. Mr. Frohling received his Options for services rendered.

(7) Robert Henry is a director of the Company and is a member of both the Compensation Committee and Audit Committee. See "Management."

(8)   Mark H. Jay currently serves as the Company's patent  attorney.   Mr. Jay
      received his shares of Common Stock and matching Warrants in the March 1994 and September 1994 Private Placements.

(9)   Michael Lowe is a consultant  to  the  Company  and  is  a  member of the
      Company's  Scientific  Advisory  Board.   He  received  his  Options  for
      services rendered.

(10) Linda McCarthy has in the past served as the Company's legal counsel. Ms. McCarthy received her shares of Common Stock in the September 1994 Private Placement in consideration for the conversion of $50,000 of accounts payable to her and received her Options for services rendered.

(11)  Abraham Mittelman is a consultant  to  the Company and is a member of the
      Company's  Scientific  Advisory  Board.   He  received  his  options  for
      services rendered.

(12) Michael Pisani is a consultant to the Company and his beneficial ownership includes shares underlying options he received for services rendered.

(13) John Schierloh has been a consultant to the Company and received 72,800 shares of Common Stock and matching Warrants in the March 1994 Private Placement in consideration for conversion of $182,000 of debt owed by the Company to him, 73,804 Options in consideration for conversion of $142,441 of Company debt and received 45,000 Options for services rendered.

(14) Kuslima Shogen is the President and Chief Executive Officer and a director of the Company. Ms. Shogen is also a principal stockholder of the Company. See "Management" and "Principal Stockholders." As of the date hereof, Ms. Shogen's Option to purchase 379,678 shares is exercisable as to 75,936 shares.

(15) Allen Siegel is a director of the Company and a member of the Compensation Committee and received his Options for services rendered. Mr. Siegel disclaims beneficial ownership as to the shares owned by Ina Siegel, his wife. See "Management" and "Principal Stockholders."

(16) Ina Siegel is the wife of Allen Siegel who is a director of the Company and a member of the Compensation Committee. Ms. Siegel is a former employee of the Company and received her Options for services rendered.


                       PLAN OF DISTRIBUTION

     Shares of Common Stock currently outstanding and shares of Common Stock issuable upon exercise of the Warrants and Options may be sold pursuant to this Prospectus by the Selling Stockholders. These sales may occur in privately negotiated transactions or in the over-the-counter market through brokers and dealers as agents or to brokers and dealers as principals, who may receive compensation in the form of discounts or commissions from the Selling Stockholders or from the purchasers of the Common Stock for whom the broker-dealers may act as agent or to whom they may sell as principal, or both. The Company has been advised by the Selling Stockholders that they have not made any arrangements relating to the distribution of the shares of Common Stock covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

     Upon being notified by a Selling Stockholder that any material arrangement (other than a customary brokerage account agreement) has been entered into with a broker or dealer for the sale of shares through a block trade, purchase by a broker or dealer, or similar transaction, the Company will file a supplemented Prospectus pursuant to Rule 424(c) under the Securities Act disclosing (a) the name of each such broker-dealer, (b) the number of shares involved, (c) the price at which such shares were sold,
(d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), (e) if applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the Prospectus, as supplemented, and (f) any other facts material to the transaction.

     Certain of the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act by virtue of the number of shares of Common Stock to be sold or resold by such persons or entities or the manner of sale thereof, or both. If any of the Selling Stockholders, broker-dealers or other holders were determined to be underwriters, any discounts or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of Common Stock might be deemed underwriting compensation under the Securities Act.

     The Selling Stockholders have represented to the Company that any purchase or sale of the Common Stock by them will be in compliance with Rules 10b-6 and 10b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In general, Rule 10b-6 under the Exchange Act prohibits any person connected with a distribution of the Company's Common Stock (the "Distribution") from directly or indirectly bidding for, or purchasing for any account in which he has a beneficial interest, any Common Stock or any right to purchase Common Stock, or attempting to induce any person to purchase Common Stock or rights to purchase Common Stock, until after he has completed his participation in the Distribution (the "Distribution Period").

     During the Distribution Period, Rule 10b-7 under the Exchange Act prohibits the Selling Stockholders and any other person engaged in the Distribution from engaging in any stabilizing bid or purchasing the Common Stock except for the purpose of preventing or retarding a decline in the open market price of the Common Stock. No such person may effect any stabilizing transaction to facilitate any offering at the market. Inasmuch as the Selling Stockholders will be reoffering and reselling the Common Stock at the market, Rule 10b-7 prohibits them from effecting any stabilizing transaction with respect to the Common Stock.


                     DESCRIPTION OF SECURITIES

     An aggregate of 3,299,561 shares of the Company's Common Stock are being included in the Registration Statement of which this Prospectus forms a part.

COMMON STOCK

     The Company is currently authorized to issue 25,000,000 shares of Common Stock, par value $.001 per share. As of November 10, 1995, there were 11,580,063 shares of Common Stock issued and outstanding and held of record by approximately 1,541 stockholders.


     As of November 10, 1995, 435,000 shares of Common Stock were reserved for issuance pursuant to the options issued and outstanding under the 1989 Stock Plan, 2,334,678 shares of Common Stock were reserved for issuance pursuant to outstanding options which were not issued under either the 1989 Stock Plan or the 1993 Stock Option Plan, 800,000 shares of Common Stock were reserved for issuance pursuant to the Warrants sold in the March 1994 Private Placement, 288,506 shares of Common Stock were reserved for issuance pursuant to the Warrants sold in the September 1994 Private Placement, 95,945 shares were reserved for issuance pursuant to the warrants sold in the October 1994 and September 1995 Private Placements, 10,000 shares were reserved for issuance pursuant to a warrant issued to the Company's bank in connection with the amendment of the Term Loan and 1,994,009 shares of Common Stock were reserved for issuance pursuant to options issued and outstanding under the 1993 Stock Option Plan.

     A majority of the issued and outstanding shares of the Company's Common Stock must be present at a duly called stockholders' meeting in order to have a quorum under the Company's By-Laws. In most cases, if a quorum is present the affirmative vote of the majority of the shares represented at the meeting constitutes the act of the stockholders. Consequently, the holders of one share more than one-quarter of the outstanding Common Stock could exercise effective control over the Company. The affirmative vote of a majority of all shares entitled to vote, however, is required to amend the Company's Certificate of Incorporation, as well as to accomplish certain other matters.

     All shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights. Owners of shares of Common Stock are entitled to one vote for each share they own at any stockholders' meeting. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to stockholders. The Term Loan Agreement restricts the payment of dividends to stockholders without the bank's consent. There are no preemptive rights or privileges with respect to any shares of Common Stock. The Common Stock of the Company does not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of the directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% would not be able to elect any directors.

PREFERRED STOCK

     The Company is currently authorized to issue 1,000,000 shares of Preferred Stock, par value $.001 per share. As of November 10, 1995, there were no shares of Preferred Stock outstanding. The Board of Directors is empowered, without stockholder approval, to issue one or more series of Preferred Stock and to determine the rights, preferences, privileges and restrictions to be granted to, or imposed upon, any such series, including the voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences and conversion rights and the description and number of shares constituting any wholly unissued series of Preferred Stock. Under Delaware law, the Board of Directors is permitted to use a depositary receipt mechanism which enables the Board to issue an unlimited number of fractional interests in each share of Preferred Stock without stockholder approval. Consequently, the Board of Directors, without further stockholder approval, can issue Preferred Stock or fractional interests therein, with rights that could adversely affect the rights of the holders of the Company's Common Stock. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

WARRANTS

     At November 10, 1995, there were outstanding (i) Warrants to purchase 800,000 shares of the Company's Common Stock at an exercise price of $5.00 per share issued in the March 1994 Private Placement; (ii) Warrants to purchase 288,506 shares of the Company's Common Stock at an exercise price of $5.50 per share issued in the September 1994 Private Placement; (iii) warrants to purchase 95,945 shares of the Company's Common Stock at exercise prices ranging from $4.00 to $5.50 per share issued in the October 1994 and September 1995 Private Placements; and (iv) warrants to purchase 10,000 shares of the Company's Common Stock at an exercise price of $4.19 per share issued in connection with the amendment to the Company's Term Loan with its bank. Each of the foregoing warrants is exercisable for a period of three (3) years commencing three (3) months after the date of its issuance except that the warrant issued in connection with the amendment to the Term Loan is exercisable immediately for a period of approximately two
(2) years from the date of its issuance. Issuance dates range from December 21, 1993 through October 1, 1995.

OPTIONS

     At November 10, 1995, there were outstanding options to purchase 4,763,687 shares of the Company's Common Stock with exercise prices ranging from $2.27 to $7.00 and expiration dates ranging from January 29, 1996 to March 30, 2004.

TRANSFER AGENT

     The Transfer Agent for the Common Stock is American Stock Transfer and Trust Company.


                  SHARES ELIGIBLE FOR FUTURE SALE

     The Company had 11,580,063 shares of Common Stock outstanding as of November 10, 1995. Of these outstanding shares, approximately 5,300,783 shares are "restricted securities" as defined in Rule 144 adopted under the Securities Act. Of these restricted shares, 1,032,906 shares are covered by this Registration Statement, of which 1,002,906 shares were sold in the March 1994 and September 1994 Private Placements and 30,000 shares were issued pursuant to the exercise of Options, approximately 2,281,201 were eligible to be sold under Rule 144 as of November 10, 1995, approximately 21,060 will become eligible to be sold under Rule 144 on various dates commencing June 28, 1996 through October 5, 1997 and 1,965,616 were issued and sold in the October 1994 and September 1995 Private Placements and are included in a registration statement which the Company has filed with the Commission. The (i) 1,032,906 shares of Common Stock included in this Registration Statement will, if sold pursuant to this Registration Statement and (ii) the 2,266,655 shares of Common Stock underlying the Warrants and Options included in this Registration Statement will, if issued upon exercise of the Warrants and Options and sold pursuant to this Registration Statement, be freely tradeable without restriction under the Securities Act, except that any shares held by an "affiliate," as that term is defined under the Securities Act, will be subject to the resale limitations of Rule 144. In addition to the Warrants and Options to purchase an aggregate of 2,266,655 shares of Common Stock as of November 10, 1995, there were outstanding (i) options to purchase an aggregate of 3,585,538 shares of Common Stock, all of which are covered by an effective Registration Statement on Form S-8 and generally, will be freely tradeable upon issuance, and (ii) warrants to purchase an aggregate of 95,945 shares which were issued and sold in the October 1994 and September 1995 Private Placements, and a warrant to purchase 10,000 shares which was issued to the Company's bank in connection with the amendment of the Term Loan, all of which are included in a Registration Statement filed by the Company with the Commission.

     In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated), including affiliates, who have beneficially owned shares for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the then outstanding shares of the Company's Common Stock or the weekly trading volume in the Company's Common Stock during the four calendar weeks preceding such sale. A person (or persons whose shares are aggregated), who is not deemed an affiliate of the Company, and who has beneficially owned shares for at least three years is entitled to sell such shares under Rule 144 without regard to the limitations described above.


REGISTRATION RIGHTS

     The Private Placement Investors in the March 1994 Private Placement have the right to have the shares of Common Stock issued in such offering registered, at the Company's expense, for the offer and sale to the public under the Securities Act. The Company shall not, however, be required to maintain the effectiveness of a registration statement beyond August 3, 1997. In connection with such registration, the Company has agreed to supply prospectuses to the investors, use its best efforts to qualify the Common Stock for sale in such states as any holder of same reasonably designates and indemnify the investors for certain liabilities relating thereto.

     The Private Placement Investors in the September 1994 Private Placement have the right to have the shares of Common Stock issued in the offering and the shares of Common Stock underlying the Warrants issued in such offering, registered at the Company's expense, for the offer and sale to the public under the Securities Act. The Company shall not, however, be required to maintain the effectiveness of a registration statement beyond September 14, 1997. In connection with such registration, the Company has agreed to supply prospectuses to the investors, use its best efforts to qualify the Common Stock for sale in the states of New York and New Jersey and to indemnify the Private Placement Investors for certain liabilities relating thereto.

     The bank has the right, at the Company's expense, to have the shares of Common Stock underlying the warrant issued to it in connection with the amendment of the Term Loan registered for the offer to the public under the Securities Act until the earlier of October 1, 1999 or the date on which all of the shares underlying such warrant are sold. Such shares have been included on a Registration Statement filed with the Commission. The bank also has certain demand and piggy-back registration rights which become effective in the event the Registration Statement recently filed with the Commission is not declared effective by December 31, 1995, in which event the bank has the right to have the shares of Common Stock underlying the warrant registered until the earlier of October 1, 1999, the date on which all of the shares underlying the warrant are sold or the expiration of one year. In connection with such registration, the Company has agreed to supply prospectuses to the bank and, in connection with any demand registration, use its best efforts to qualify the Common Stock in such states as the bank may reasonably request and to indemnify the bank for certain liabilities relating thereto.

     The Company's Debt Conversion Agreement dated March 30, 1994 (the "Conversion Agreement") with Ms. Shogen requires the Company, at the request of Ms. Shogen, to file a registration statement under the Securities Act, with respect to all or part of the Common Stock to which the 379,678 Options granted to Ms. Shogen under the Conversion Agreement are then exercisable. The Company agreed to bear all of the costs of registering the shares of Common Stock under the Securities Act and registering or qualifying such shares of Common Stock with the States of New York and New Jersey. Such shares of Common Stock underlying these Options are included in this Registration Statement.

     The Company's Debt Conversion Agreement dated March 30, 1994 with a certain investor (the "Investor Agreement") requires the Company to permit such investor the opportunity to include the shares of Common Stock underlying the 73,804 Options granted to him pursuant to the Investor Agreement, in any registration statement filed by the Company pursuant to the Conversion Agreement of Ms. Shogen, prior to the expiration of the Options granted to the investor under the Investor Agreement or the sale of all of the shares of Common Stock underlying such Options. These shares of Common Stock are included in this Registration Statement.

     Pursuant to the Company's pledge agreements with First Fidelity Bank, N.A., New Jersey, the bank has the right under certain circumstances to require the Company to register, at the Company's expense, the shares of Common Stock owned by Ms. Shogen which have been pledged to the bank. In connection with such registration, the Company agreed to obtain the effectiveness of a registration statement and maintain the effectiveness of such registration statement for a period of one (1) year from the date of the first offering of the pledged shares of Common Stock or until such shares are sold. The Company must also register or qualify the pledged shares of Common Stock in such states as the bank requests.

     The Company has filed a registration statement on Form S-8 which registers 3,000,000 shares reserved for options which may be issued under the 1993 Stock Option Plan and 1,591,529 shares underlying additional options granted to Ms. Shogen and Dr. Mikulski.

     The private placement investors in the October 1994 and September 1995 Private Placements who acquired an aggregate of 2,061,561 shares including, shares of Common Stock underlying warrants, have the right to have the shares of Common Stock issued in the offering and the shares of Common Stock underlying the warrants issued in such offering, registered at the Company's expense, for the offer and sale by such investors to the public under the Securities Act. The Company shall not, however, be required to maintain the effectiveness of a registration statement for more than three
(3) years after the initial effective date thereof. The Company has filed with the Commission a registration statement to cover these shares which the Company expects will be declared effective at or about the time this Registration Statement is declared effective. In connection with such registration, the Company has agreed to supply prospectuses to the investors, use its best efforts to qualify the Common Stock for sale in the states of New York, New Jersey (and certain additional states that may be designated) and to indemnify the investors for certain liabilities relating thereto.


                           LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Ross & Hardies, New York, New York.


                              EXPERTS

     The audited financial statements of Alfacell Corporation (a development stage company) for the period from August 24, 1981 (date of inception) to July 31, 1992 appearing in this Prospectus and Registration Statement have been audited by Armus, Harrison & Co. ("AHC"), independent certified public accountants, as set forth in AHC's report thereon (which describe an uncertainty as to a going concern) appearing herein and elsewhere in the Registration Statement, and are included herein in reliance upon the consent and report of AHC as experts in accounting and auditing. Such report of AHC with respect to the financial statements of the Company is included in this Registration Statement. As of December 1, 1993, certain shareholders of AHC terminated their association with AHC and AHC has ceased performing any audit and accounting services, except for limited accounting services being provided to the Company. Consequently, an investor's ability to recover damages from AHC for material misstatements or omissions, if any, in the Registration Statement and Prospectus, including the financial statements may be significantly limited.

     The financial statements of Alfacell Corporation (a development stage company) as of July 31, 1995 and 1994, and for each of the years in the three-year period ended July 31, 1995, and for the period from August 24, 1981 (date of inception) to July 31, 1995, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of KPMG Peat Marwick LLP as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the July 31, 1995 financial statements contains an explanatory paragraph stating that the Company's recurring losses from operations, its working capital deficiency and net capital deficiency raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Further, the report of KPMG Peat Marwick LLP as it relates to the financial statements for the period from August 24, 1981 (date of inception) to July 31, 1995 is based on the report of other auditors as to the amounts included therein for the period from August 24, 1981 (date of inception) to July 31, 1992.

                       ALFACELL CORPORATION
                   (A Development Stage Company)


                                   Index

                                                                      PAGE

Independent Auditors' Report of KPMG Peat Marwick LLP..................F-2
Independent Auditors' Report of Armus, Harrison & Co. .................F-4


   Financial Statements:
       Balance Sheets - July 31, 1995 and 1994.........................F-5
       Statements of Operations - Years ended July 31, 1995, 1994 and 1993 and the Period from August 24, 1981 (Date of
         Inception) to July 31, 1995...................................F-6
       Statement of Stockholders' Deficiency - Period from
        August 24, 1981 (Date of Inception) to July 31, 1995...........F-7
       Statements of Cash Flows - Years ended July 31, 1995, 1994 and 1993 and the Period from August 24, 1981 (Date of
        Inception) to July 31, 1995.................................. F-11
       Notes to Financial Statements - Years ended July 31, 1995,
        1994 and 1993 and the Period from August 24, 1981
        (Date of Inception) to July 31, 1995..........................F-14

INDEPENDENT AUDITORS' REPORT


The Stockholders and Board of Directors
Alfacell Corporation:


We have audited the accompanying balance sheets of Alfacell Corporation (a development stage company) as of July 31, 1995 and 1994, and the related statements of operations, stockholders' deficiency, and cash flows for each of the years in the three-year period ended July 31, 1995 and the period from August 24, 1981 (date of inception) to July 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Alfacell Corporation (a development stage company) for the period from August 24, 1981 (date of inception) to July 31, 1992 were audited by other auditors whose report dated December 9, 1992, except as to note 18 which is July 19, 1993 and note 3 which is October 28, 1993, expressed an unqualified opinion on those statements with an explanatory paragraph regarding the Company's ability to continue as a going concern.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and, for the effect on the period from August 24, 1981 (date of inception) to July 31, 1995 of the amounts for the period from August 24, 1981 (date of inception) to July 31, 1992, on the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Alfacell Corporation (a development stage company) as of July 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended July 31, 1995 and the period from August 24, 1981 (date of inception) to July 31, 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Alfacell Corporation (a development stage company) will continue as a going concern. As discussed in note 1 to the financial statements, the Company's recurring losses from operations, its working capital deficiency and net capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                  /S/ KPMG PEAT MARWICK LLP
                                  KPMG Peat Marwick LLP

Short Hills, New Jersey
September 29, 1995

                      REPORT OF INDEPENDENT AUDITORS


Board of Directors
Alfacell Corporation
Bloomfield, New Jersey

We have audited the balance sheets of Alfacell Corporation (a Development Stage Company) as of July 31, 1992 and 1991, as restated, and the related statements of operations, stockholders' deficiency, and cash flows for the three years ended July 31, 1992, as restated, and for the period from inception August 24, 1981 to July 31, 1992, as restated. In connection with our audit of the 1992 and 1991 financial statements, we have also audited the 1992, 1991 and 1990 financial statement schedules as listed in the accompanying index. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We  conducted  our  audit  in  accordance  with  generally  accepted   auditing
standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly in all material respects, the financial position of Alfacell Corporation as of July 31, 1992 and 1991, as restated, and for the three years ended July 31, 1992, as restated, and for the period from inception August 24, 1981 to July 31, 1992, as restated, and the results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the statement of operations, the Company has incurred substantial losses in each year since its inception. In addition, the Company is a development stage company and its principal operation for production of income has not commenced. The Company's working capital has been reduced considerably by operating losses, and has a deficit net worth. These factors, among others, as discussed in Note 2 of the Notes to Financial Statements, indicate substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and the amount of classification of liabilities that might be necessary should the Company be unable to continue its existence.

                                                   /S/ ARMUS, HARRISON & CO.
                                                   Armus, Harrison & Co.

Mountainside, New Jersey
December 9, 1992
Except as to Note 18 which
  is July 19, 1993 and Note 3
  which is October 28, 1993

                              Balance Sheets

                          July 31, 1995 and 1994

                                  ASSETS                                   1995                      1994
Current assets:
      Cash                                                 $                 648,027          $       202,654
      Marketable securities                                                  750,000                  251,209
      Prepaid expenses                                                        38,607                   68,667
           Total current assets                                            1,436,634                  522,530
Property and equipment, net of accumulated depreciation                      104,301   94,367
and
  amortization of $666,261 in 1995 and $644,316 in 1994

Other assets:
      Patents, net                                                                 -                   82,562
      Deferred debt costs, net                                                31,500                   73,500
      Other                                                                   43,735                    6,804
                                                                              75,235                  162,866
           Total assets                                    $               1,616,170          $       779,763
                                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
      Current portion of long-term debt                    $               1,602,974          $        88,359
      Loans payable, other                                                   -                         44,000
      Loans and interest payable, related party                              138,638                  203,723
      Accounts payable                                                       183,222                  413,025
      Accrued payroll and expenses, related parties                          414,996                  158,265
      Accrued expenses                                                       101,777                   52,833
           Total current liabilities                                       2,441,607                  960,205
Long-term debt, less current portion                                           7,129                1,593,976
           Total liabilities                                               2,448,736                2,554,181
Commitments and contingencies
Stockholders' deficiency:
      Preferred stock, $.001 par value.  Authorized and                      -                         -
      unissued,
       1,000,000 shares at July 31, 1995 and 1994
      Common stock $.001 par value.  Authorized 25,000,000                    10,319                    9,125
      shares;
       issued and outstanding 10,319,187 shares in 1995
      and
       9,124,681 shares in 1994
      Capital in excess of par value                                      36,262,427               33,680,954
      Common stock to be issued, 139,080 shares in 1995                      343,808                   50,000
      and 20,000
       shares in 1994
      Deficit accumulated during development stage                       (37,449,120)             (35,455,997)
                                                                            (832,566)              (1,715,918)
      Deferred compensation, restricted stock                                       -
                                                                                                      (58,500)
           Total stockholders' deficiency                                   (832,566)              (1,774,418)
           Total liabilities and stockholders' deficiency  $               1,616,170          $       779,763
See accompanying notes to financial statements.

August 24,
1981
(date of
inception)
to
July 31,
1995199519941993Revenue:Sales$553,489---Investment income201,00414,9926,064489
Other income     60,1036,000    -        -        814,59620,992  6,064
489Costs and expenses:Cost of sales336,495---Research and development 20,370,5001,205,5231,114,4551,091,762General and administrative
14,898,820664,435903,350903,955Interest:Related parties
1,032,15914,98274,221198,330Others 1,625,742   129,175   148,466
163,79238,263,7162,014,1152,240,4922,357,839         Net loss
$(37,449,120)(1,993,123)(2,234,428)(2,357,350)Loss per common share$
(7.72)        (.21)        (.26)        (.31)Weighted average number of shares
outstanding
  4,853,000
 9,598,000
 8,466,000
 7,602,000See accompanying notes to financial statements.

                                       Statement of Stockholders' Deficiency

                                            Period from August 24, 1981
                                       (Date of Inception) to July 31, 1995

                                                        Common Stock            Capital     Common     Deficit   Deferred    Total
                                                                                  in         stock   accumulated  compen-   stock-
                                                                                excess       to be     during     sation,  holders'
                                                                                of PAR      ISSUED   developmentrestrictedDEFICIENCY
                                                                                 VALUE                  STAGE      STOCK
                                                     Number        AMOUNT
                                                       of
                                                     SHARES
Issuance of shares to officers and                712,500       $  713      212,987            -          -          -213,700
stockholders for equipment, research and
development, and expense reimbursement
Issuance of shares for organizational legal        50,000           50        4,950            -          -          -5,000
services
Sale of shares for cash, net                       82,143           82      108,418            -          -          -   108,500
Adjustment for 3 for 2 stock split declared       422,321          422         (422)           -          -          -         -
September 8, 1982
Net loss                                                -             -            -           -   (121,486)         -  (121,486)
Balance at July 31, 1982                        1,266,964        1,267      325,933            -   (121,486)         -   205,714
Issuance of shares for equipment                     15,000           15        13,985         -          -          -    14,000
Sale of shares to private investors                  44,196           44        41,206         -          -          -    41,250
Sale of shares in public offering, net              660,000          660     1,307,786         -          -          - 1,308,446
Issuance of shares under stock grant program         20,000           20       109,980         -          -          -   110,000
Exercise of warrants, net                           1,165            1           3,494         -          -          -     3,495
Net loss                                                -             -            -           -   (558,694)         -  (558,694)
Balance at July 31, 1983                          2,007,325        2,007     1,802,384         -     (680,180)       - 1,124,211
Exercise of warrants, net                           287,566          287       933,696         -          -          -   933,983
Issuance of shares under stock grant program         19,750           20       101,199         -          -          -   101,219
Issuance of shares under stock bonus plan for       130,250          131       385,786         -          -          -385,917
directors and consultants
Net loss                                                -             -            -           - (1,421,083)         -(1,421,083)
Balance at July 31, 1984                          2,444,891        2,445     3,223,065         -   (2,101,263)       - 1,124,247
Issuance of shares under stock grant program         48,332           48       478,057         -          -          -   478,105
Issuance of shares under stock bonus plan for        99,163           99       879,379         -          -          -879,478
directors and consultants
Shares canceled                                     (42,500)         (42)    (105,783)         -          -          -  (105,825)
Exercise of warrants, net                           334,957          335     1,971,012         -          -          - 1,971,347
Net loss                                                -            -             -           - (2,958,846)         -(2,958,846)
Balance at July 31, 1985                          2,884,843        2,885     6,445,730         - (5,060,109)         - 1,388,506
Issuance of shares under stock grant program         11,250           12       107,020         -          -          -   107,032
Issuance of shares under stock bonus plan for        15,394           15       215,385         -          -          -215,400
directors and consultants
Exercise of warrants, net                            21,565           21        80,977         -          -          -    80,998
Net loss                                                -            -             -           - (2,138,605)         -(2,138,605)
Balance at July 31, 1986 (carried forward)        2,933,052        2,933     6,849,112         -   (7,198,714)       -  (346,669)
                                                                                                                         (Continued)
Balance at July 31, 1986 (brought forward)        2,933,052        2,933     6,849,112         -   (7,198,714)       -  (346,669)
Exercise of warrants at $10.00 per share             14,745           15       147,435         -          -          -   147,450
Issuance of shares under stock bonus plan for         5,000            5        74,995         -          -          -75,000
directors and consultants
Issuance of shares for services                     250,000          250       499,750         -          -          -   500,000
Sale of shares to private investors, net              5,000            5        24,995         -          -          -    25,000
Net loss                                                -             -            -           - (2,604,619)         -(2,604,619)
Balance at July 31, 1987                          3,207,797        3,208     7,596,287         - (9,803,333)         -(2,203,838)
Issuance of shares for legal and consulting         206,429          207       724,280         -          -          -724,487
services
Issuance of shares under employment incentive       700,000          700     2,449,300         -          -(2,450,000)         -
program
Issuance of shares under stock grant program         19,000           19        66,481         -          -          -    66,500
Exercise of options at $3.00 per share              170,000          170       509,830         -          -          -   510,000
Issuance of shares for litigation settlement         12,500           12        31,125         -          -          -    31,137
Exercise of warrants at $7.06 per share              63,925           64       451,341         -          -          -   451,405
Sale of shares to private investors                  61,073           61       178,072         -          -          -   178,133
Amortization of deferred compensation,                  -             -            -           -          -   449,167449,167
restricted stock
Net loss                                                -             -            -           - (3,272,773)         -(3,272,773)
Balance at July 31, 1988                          4,440,724        4,441    12,006,716         -(13,076,106)(2,000,833)(3,065,782)
Sale of shares for litigation settlement            135,000          135     1,074,703         -          -          - 1,074,838
Conversion of debentures at $3.00 per share         133,333          133       399,867         -          -          -   400,000
Sale of shares to private investors                 105,840          106       419,894         -          -          -   420,000
Exercise of options at $3.50 per share                1,000            1         3,499         -          -          -     3,500
Issuance of shares under employment agreement       750,000          750     3,749,250         -          -(3,750,000)         -
Issuance of shares under the 1989 Stock Plan         30,000           30       149,970         -          -  (150,000)         -
Amortization of deferred compensation,                  -             -            -           -          - 1,050,7561,050,756
restricted stock
Net loss                                                -             -            -           - (2,952,869)         -(2,952,869)
Balance at July 31, 1989                          5,595,897        5,596    17,803,899         -(16,028,975)(4,850,077)(3,069,557)
Issuance of shares for legal and consulting          52,463           52       258,725         -          -          -258,777
services
Issuance of shares under the 1989 Stock Plan         56,000           56       335,944         -          -  (336,000)         -
Sale of shares for litigation settlement             50,000           50       351,067         -          -          -   351,117
Exercise of options at $3.00 - $3.50 per            105,989          106       345,856         -          -          -345,962
share
Sale of shares to private investors                  89,480           90       354,990         -          -          -   355,080
Issuance of shares under employment agreement       750,000          750     3,749,250         -          -(3,750,000)         -
Conversion of debentures at $5.00 per share         100,000          100       499,900         -          -          -   500,000
Amortization of deferred compensation,                  -             -            -           -          - 3,015,5613,015,561
restricted stock
Net loss                                                -             -            -           - (4,860,116)         -(4,860,116)
Balance at July 31, 1990 (carried forward)        6,799,829        6,800    23,699,631         -(20,889,091)(5,920,516)(3,103,176)
                                                                                                                         (Continued)
Balance at July 31, 1990 (brought forward)        6,799,829        6,800    23,699,631         -(20,889,091)(5,920,516)(3,103,176)
Exercise of options at $6.50 per share               16,720           16       108,664         -          -          -   108,680
Issuance of shares for legal consulting              87,000           87       358,627         -          -          -358,714
services
Issuance of shares under the 1989 Stock Plan        119,000          119       475,881         -          -  (476,000)         -
Amortization of deferred compensation,                  -             -            -           -          - 2,891,5612,891,561
restricted stock
Net loss                                                -             -            -           - (5,202,302)         -(5,202,302)
Balance at July 31, 1991                          7,022,549        7,022    24,642,803         -    (26,091,393)(3,091,393)
(4,946,523)
Exercise of options at $3.50 per share                1,000            1         3,499         -          -          -     3,500
Sale of shares to private investors                  70,731           71       219,829         -          -          -   219,900
Conversion of debentures at $5.00 per share          94,000           94       469,906         -          -          -   470,000
Issuance of shares for services                      45,734           46       156,944         -          -          -   156,990
Issuance of shares under the 1989 Stock Plan        104,000          104       285,896         -          -      (286,000)     -
Amortization of deferred compensation,                  -             -            -           -          -      3,046,7263,046,726
restricted stock
Net loss                                                -             -            -           -     (4,722,826)     -(4,722,826)
Balance at July 31, 1992                          7,338,014        7,338    25,778,877         -    (30,864,219) (744,229)
(5,822,233)
Sale of share to private investors                  352,667          353       735,147         -          -          -   735,500
Issuance of shares for legal services                49,000           50       132,180         -          -          -   132,230
Issuance of shares for services                       5,000            5         9,995         -          -      (10,000)      -
Issuance of shares under the 1989 Stock Plan        117,000          117       233,883         -          -      (234,000)     -
Amortization of deferred compensation,                  -             -            -           -          -       664,729664,729
restricted stock
Net loss                                                -             -            -           - (2,357,350)         -(2,357,350)
Balance at July 31, 1993                          7,862,281        7,863    26,890,082         -(33,221,569) (323,500)(6,647,124)
Conversion of debentures at $2.75 per share         425,400          425     1,701,575         -          -          -1,702,000
to $6.00 per share
Sale of shares to private investors, net            743,000          743     1,710,048         -          -          - 1,710,791
Conversion of short-term borrowings                  72,000           73       181,927         -          -          -   182,000
Issuance of shares for services                      16,200           16        43,334         -          -          -    43,350
Issuance of shares under the 1989 Stock Plan,         5,000            5        14,995         -          -          -15,000
for services
Issuance of options to related parties upon             -             -      3,194,969         -          -          -3,194,969
conversion of
  accrued interest, payroll and expenses
Repurchase of stock options from related                -             -      (198,417)         -          -          -3,194,969
party
Issuance of options upon conversion of                  -             -        142,441         -          -          -142,441
accrued interest
Common stock to be issued                               -             -            -        50,000        -          -    50,000
Amortization of deferred compensation,                  -             -            -           -          -   265,000265,000
restricted stock
Net loss                                                -             -            -           - (2,234,428)         -(2,234,428)
Balance at July 31, 1994 (carried forward)        9,124,681        9,125    33,680,954    50,000(35,455,997)  (58,500)(1,774,418)
                                                                                                                         (Continued)
Balance at July 31, 1994 (brought forward)        9,124,681        9,125    33,680,954    50,000(35,455,997)  (58,500)(1,774,418)
Sale of shares to private investors, net            961,000          961     2,023,241   (50,000)         -          - 1,974,202
Conversion of short-term borrowings                  17,600           17        43,983         -          -          -    44,000
Issuance of shares for services                      30,906           31        77,234         -          -          -    77,265
Exercise of options at $2.27 - $2.50 per          185,000          185         437,015         -          -          -437,200
share
Common stock to be issued                               -             -            -     339,008          -          -   339,008
Common stock to be issued, for services                 -             -            -       4,800          -          -     4,800
Amortization of deferred compensation,                  -             -            -           -          -    58,50058,500
restricted stock
Net loss                                                -             -            -           - (1,993,123)         -(1,993,123)
Balance at July 31, 1995                         10,319,187     $ 10,319    36,262,427      343,808 (37,449,120)     -  (832,566)





























See accompanying notes to financial statements.

                                                          ALFACELL CORPORATION
                                                      (A    Development   Stage
Company)


                                                               Statements of
Cash Flows

                                                       Years ended July 31,
1995, 1994 and 1993,
                                                          and the Period from
August 24, 1981
                                                         (Date of Inception) to
July 31, 1995



                                                                              August 24,        1995           1994          1993
                                                                              1981 (date
                                                                               of incep-
                                                                               tion) to
                                                                               July 31,
                                                                                 1995

Cash flows from operating activities:
  Net loss                                                                  $(37,449,120)   (1,993,123)    (2,234,428)  (2,357,350)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Gain on sale of marketable securities                                      (25,963)          -              -             -
     Depreciation and amortization                                              977,993         69,699         75,157       42,923
     Loss on disposal of property and equipment                                  18,926           -              -             -
     Noncash operating expenses                                               4,771,011          4,800         58,350      132,230
     Amortization of deferred compensation                                   11,442,000         58,500        265,000      664,729
     Amortization of organization costs                                           4,590           -              -             -
     Changes in assets and liabilities:
       (Increase) decrease in prepaid expenses                                  (38,607)        30,060        (13,091)      45,490
       (Increase) decrease in other assets                                       28,483         39,877         (1,723)       5,586
       Increase (decrease) in loans and interest payable, related               883,177        (65,085)         5,306 198,330
party
       Increase (decrease) in accounts payable                                  260,487       (152,538)       (61,388)     161,691
       Increase in accrued payroll and expenses, related parties              2,763,141        256,731        386,246      301,979
       Increase (decrease) in accrued expenses                                  643,290         48,944        (10,318)     228,152
         Net cash used in operating                                         (15,720,592)    (1,702,135)    (1,530,889)    (576,240)
           activities

Cash flows from investing activities:
     Purchase of marketable equity securities                                (1,040,420)      (750,000)      (251,209)           -
     Proceeds from sale of marketable equity securities                         316,383        251,209              -            -
     Purchase of property and equipment                                        (996,187)       (31,879)       (13,660)     (97,049)
     Patent costs                                                               (97,841)          -           (37,251)           -
         Net cash used in investing                                          (1,818,065)      (530,670)      (302,120)     (97,049)
           activities
                                                                                                                        (Continued)

                                                                                        August
                                                                                          24,
                                                                                         1981
                                                                                         (date
                                                                                          of
                                                                                        incep-         1995           1994
                                                                                         tion)
                                                                                          to
                                                                                         July
                                                                                          31,
                                                                                         1995

                                                                     Cash
                                                                     flows
                                                                     from
                                                                     financing
                                1993                                 activities:
                                                                                       $ 849,500         -            169,500
                                                                     Proceeds
                                                                     from
                                                                     short-
                                                                     term
                                                                     borrowings
56,500                                                                                   (623,500)       -              -
                                                                     Payment
                                                                     of
                                                                     short-
                                                                     term
                                                                     borrowings
                                  -                                                      2,628,868       -            175,798
                                                                     Increase
                                                                     (decrease)
                                                                     in loans
                                                                     payable,
                                                                     related
                                                                     party,
                                                                     net
(107,080)                                                                                2,377,14317,595              4,028
                                                                     Proceeds
                                                                     from
                                                                     bank
                                                                     debt and
                                                                     other
                                                                     long-
                                                                     term
                                                                     debt,
                                                                     net of
                                                                     deferred
                                                                     debt
                                                                     costs
(68,980)                                                                                 (1,281,612)(89,827)          (67,285)
                                                                     Reduction
                                                                     of bank
                                                                     debt and
                                                                     long-
                                                                     term
                                                                     debt
                                  -                                                      389,008339,008               50,000
                                                                     Proceeds
                                                                     from
                                                                     common
                                                                     stock to
                                                                     be
                                                                     issued
                                  -                                                      13,063,0771,974,202          1,710,791
                                                                     Proceeds
                                                                     from
                                                                     issuance
                                                                     of
                                                                     common
                                                                     stock,
                                                                     net
735,500                                                                                  437,200      437,200           -
                                                                     Proceeds
                                                                     from
                                                                     exercise
                                                                     of stock
                                                                     options
                                  -                                                      347,000         -              -
                                                                     Proceeds
                                                                     from
                                                                     issuance
                                                                     of
                                                                     convertible
                                                                     debentures
                                  -                                                        -             -            (7,169)
                                                                     (Decrease)
                                                                     increase
                                                                     in bank
                                                                     overdraft
7,169                                                                     Net            18,186,684
                                                                          cash               2,678,178                2,035,663
                                                                          provided
                                                                          by
                                                                          financing
                                                                          activities
                                                                                         648,027445,373
623,109                                                                   Net                                         202,654
                                                                     increase
                                                                     (decrease)
                                                                     in cash
                                                                     Cash at               -   202,654                  -
(50,180)                                                             beginning
                                                                     of
                                                                     period
50,180
                                                                     Cash at           $ 648,027648,027               202,654
                                                                     end of
                                                                     period
                                  -
                                                                     Supplemental      $1,359,504129,477              144,322
                                                                     disclosure
                                                                     of cash
                                                                     flow
                                                                     information
                                                                     -
                                                                     interest
                                                                     paid
                                  -                                  Noncash
                                                                     financing
                                                                     activities:
                                                                                       $ 2,725,000       -              -
                                                                     Issuance
                                                                     of
                                                                     convertible
                                                                     subordinated
                                                                     debenture
                                                                     for loan
                                                                     payable
                                                                     to
                                                                     officer
275,000                                                                                $ 2,945,000       -            1,575,000
                                                                     Issuance
                                                                     of
                                                                     common
                                                                     stock
                                                                     upon the
                                                                     conversion
                                                                     of
                                                                     convertible
                                                                     subordinated
                                                                     debentures,

                                                                     related
                                                                     party
                                  -                                                    $ 226,00044,000                182,000

                                                                     Conversion
                                                                     of
                                                                     short-
                                                                     term
                                                                     borrowings
                                                                     to
                                                                     common
                                                                     stock
                                  -


                                                                                          August        1995          1994
                                                                                            24,
                                                                                           1981
                                                                                           (date
                                                                                            of
                                                                                          incep-
                                                                                           tion)
                                                                                            to
                                                                                           July
                                                                                            31,
                                                                                           1995
                                1993

                                                                           Conversion    $ 3,194,969    -             3,194,969
                                                                           of
                                                                           accrued
                                                                           interest,
                                                                           payroll
                                                                           and
                                                                           expenses
                                                                           by
                                                                           related
                                                                           parties
                                                                           to
                                                                               stock
                                                                      options

                                                                                         $ (198,417)    -             (198,417)
                                  -                                   Repurchase
                                                                      of stock
                                                                      options
                                                                      from
                                                                      related
                                                                      party

                                  -                                                      $ 142,441      -             142,441
                                                                      Conversion
                                                                      of
                                                                      accrued
                                                                      interest
                                                                      to stock
                                                                      options

                                  -                                                      $ 77,26577,265                 -
                                                                      Conversion
                                                                      of
                                                                      accounts
                                                                      payable
                                                                      to common
                                                                      stock

                                  -
                                                                           Conversion    $ 1,699,072    -               -
                                                                           of
                                                                           notes
                                                                           payable,
                                                                           bank
                                                                           and
                                                                           accrued
                                                                           interest
                                                                           to
                                                                               long-
                                                                      term debt


                                                       1,699,072           Conversion
                                                                           of            $ 1,863,514    -               -
                                                                           loans
                                                                           and
                                                                           interest
                                                                           payable,
                                                                           related
                                                                           party
                                                                           and
                                                                           accrued
                                                                               payroll
                                                                      and
                                                                      expenses,
                                                                      related
                                                                      parties
                                                                      to long-
                                                                      term
                                                                      accrued
                                                                               payroll
                                                                      and
                                                                      other,
                                                                      related
                                                                      party


                                                                           Issuance      $              -             127,000
1,863,514                                                                  of              127,000
                                                                           common
                                                                           stock
                                                                           upon
                                                                           the
                                                                           conversion
                                                                           of
                                                                           convertible
                                                                           subordinated
                                                                               debentures,
                                                                      other


                                  -



                       Notes to Financial Statements

                 Years ended July 31, 1995, 1994 and 1993
                    and the Period From August 24, 1981
                   (Date of Inception) to July 31, 1995

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   BUSINESS DESCRIPTION

   Alfacell Corporation (the "Company") was incorporated in Delaware on August 24, 1981 for the purpose of engaging in the discovery, investigation and development of a new class of anticancer drugs and antiviral agents. To date, the Company is in the initial stage of its operations and has not yet engaged in any significant commercial activities.

   The Company is a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No.
   7. The Company is devoting substantially all of its present efforts to establishing its business. Its planned principal operations have not commenced and, accordingly, no significant revenue has been derived therefrom.

   BASIS OF FINANCIAL STATEMENTS

   The Company's financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

   As shown in the financial statements, the Company has reported net losses of $1,993,123, $2,234,428 and $2,357,350 for the fiscal years ended July 31,
   1995, 1994 and 1993, respectively. The loss from date of inception, August 24, 1981, to July 31, 1995 amounts to $37,449,120. As of July 31, 1995, the
   Company had a working capital deficit of $1,004,973, liabilities exceeded its assets and there is a deficit in stockholders' equity of $832,566. These factors raise substantial doubt about the Company's ability to continue as a going concern.

   The Company's continued operations will depend on its ability to raise additional funds through a combination of equity or debt financings, collaborative agreements, strategic alliances and revenues from the commercial sale of ONCONASE. The Company believes that its current resources (including proceeds of the recently completed private placement, see note 16), will be sufficient to meet its anticipated cash needs through August 1996. To date, a significant portion of the Company's financing has been provided by its President and Chief Executive Officer and through private placements of common stock, the issuance of common stock for services rendered and debt financing.


(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

   BASIS OF FINANCIAL STATEMENTS, (CONTINUED)

   The Company's long-term liquidity will depend on its ability to raise substantial additional funds. There can be no assurance that such funds will be available to the Company on acceptable terms, if at all.

   PROPERTY AND EQUIPMENT

   Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets ranging from five to ten years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations for the period.

   The cost of repairs and maintenance is charged to operations as incurred; significant renewals and betterments are capitalized.

   MARKETABLE SECURITIES

   The Company's investments in marketable securities are available for sale to fund its operations. The Company, subject to changes in market conditions, does not intend to hold the marketable securities for an extended period of time and, accordingly, they have been classified as current assets and are carried at fair value.

   PATENTS

   Costs related to patents are expensed when incurred. Previously, costs related to approved patents were capitalized and were amortized using the straight-line method over the life of the patent, usually 17 years. As a result of this change in policy, the Company wrote-off $76,807 of capitalized patent costs during the fiscal year ended July 31, 1995.

   DEFERRED DEBT COSTS

   Deferred debt costs associated with the Company's long-term debt are being amortized using the straight-line method over the life of the debt agreement. Accumulated amortization as of July 31, 1995 and 1994 was $90,416 and $48,416, respectively.

   RESEARCH AND DEVELOPMENT

   Research and development costs are expensed as incurred.


(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

   NET LOSS PER SHARE

   Net loss per share is based on the weighted average number of common shares outstanding during the period and shares to be issued at the end of the period. Common stock equivalents are not included in the computations since the effect would be antidilutive.

(2)MARKETABLE SECURITIES

   Effective July 31, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 (SFAS No. 115), "Accounting for Certain Investments in Debt and Equity Securities." There was no effect upon adopting this Statement. Under this new accounting standard, securities for which there is not the positive intent and ability to hold to maturity are classified as available-for-sale and are carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component of stockholders' equity. The Company considers its marketable securities to be available-for-sale. The Company's marketable securities were purchased during July 1995 for the current fiscal year and June 1994 for the prior fiscal year. The market value approximates cost due to the short holding period. As of July 31, 1995 and 1994, there were no unrealized holding gains or losses.

(3)PROPERTY AND EQUIPMENT

   Property and equipment consists of the following at July 31:




                                          1995            1994

   Laboratory equipment             $      587,443       568,672
   Office equipment                        130,143       117,035
   Leasehold improvements                   52,976        52,976
                                    $      770,562       738,683

(4)LONG-TERM DEBT

   Long-term debt consists of the following at July 31:


                                                                         1995                       1994
                                                                $         1,577,049          $       1,645,513
 First Fidelity Bank, N.A., New Jersey, payable in
 monthly
  installments of $15,945, including principal and
  interest at 7.5% commencing on October 1, 1993.
  Subject to other provisions, the entire unpaid
  amount shall be due and payable on May 31, 1996.
  The note is secured by substantially all of the
  assets of the Company and contains restrictive
  covenants including restrictions on the payment of
  dividends to stockholders.  The President and Chief
  Executive Officer of the Company has personally
  guaranteed the note and has pledged certain
  additional collateral including a majority of the
  shares of common stock and options to purchase
  common stock of the Company owned by her.  Certain
  obligations owed by the Company to the President and
  Chief Executive Officer are subordinated to the bank
  debt.
 Note payable in monthly installments of $600,                                9,833                     16,193
 including
  principal and interest at 6.3%, commencing September
1993 and each month thereafter until September 1996,
secured by equipment.
 Note payable in monthly installments of $164,                                2,411                      3,559
 including
  principal and interest, commencing May 1994 and each
month thereafter until September 1996, secured by
equipment.
 Note payable in monthly installments of $822,                                8,586                     17,070
 including
  principal and interest at 10.4%, commencing May 1993
and each month thereafter until April 1996, secured by
equipment.
 Note payable in monthly installments of $728,                               12,224                      -
 including
  principal and interest at 8.5%, commencing February
1995 and each month thereafter until January 1997,
secured by equipment.
                                                                          1,610,103                  1,682,335

Less current portion                                                      1,602,974                     88,359
                                                                $             7,129          $       1,593,976

(4)LONG-TERM DEBT, (CONTINUED)

   Principal maturities for the next two years ending July 31, are as follows:

1996               $       1,602,974
1997                           7,129
                   $       1,610,103

(5)LOANS AND INTEREST PAYABLE, RELATED PARTY

   From time to time, the Company's President and Chief Executive Officer has advanced sums of money to the Company in the form of unsecured obligations, payable on demand. The following table provides a summary of the related-party loan activity involving the President and Chief Executive Officer at July 31:

                                                               1995                        1994

   Loans and interest payable, related party at
beginning of year                                       $        203,723             $       -
   Reduction in loan balance                                     (80,067)                    -
   Accrued interest                                               14,982                      5,306
   Repurchase of stock options                                   -                          198,417
   Loans and interest payable, related party at         $        138,638             $   203,723
end of year

   In March 1994, the following liabilities were converted into options to purchase common stock: the long-term liability at July 31, 1993 of $2,061,844, accrued payroll and expenses, related parties of $729,346 at July 31, 1993, additional advances by the President and Chief Executive Officer and accrued interest during the period from August 1, 1993 to January 31, 1994 of $260,353 and accrued salaries and expense for that period owed to the President and Chief Executive Officer and to the Executive Vice President and Medical Director aggregating $143,426. These liabilities as of January 31, 1994 were converted into 5-year options to purchase 1,655,423 shares of common stock at an exercise price of $3.20. Certain options were issued pursuant to the 1993 Stock Option Plan (see note
   10).

   On May 1, 1994, the Company, with its bank's consent, reinstituted certain advances of $198,417 from the Company's President and Chief Executive Officer as short-term debt that was previously converted into 102,807 options on March 30, 1994. Such options were returned to the Company. The Company's bank has consented to allow repayment of such advances under certain circumstances and $80,067 was repaid during fiscal 1995.

(6)LOANS PAYABLE, OTHER

   At July 31, 1994, a Company stockholder had a loan outstanding to the Company of $44,000. The loan, which was payable on demand, did not have any stated interest rate. During fiscal 1995, this loan was converted into 17,600 shares of common stock.
(7)LEASES

   The Company leases its facility under a five-year operating lease which was due to expire on October 31, 1993, but has been extended to November 11, 1996 at a reduced annual rental obligation commencing April 1, 1993, of $66,000. The Company has an option to further extend its lease, subject to certain conditions, through October 31, 1998, at the current rent. In addition to the basic rent, the Company pays its pro rata share of increases in real estate taxes and utilities over the base year. Rent expense charged to operations was $66,000, $66,500 and $61,334 in 1995, 1994 and 1993,
   respectively.

   Future minimum lease payments under noncancellable leases are approximately as follows:

                                              Operating
                                                LEASES
Year ending July 31:
         1996                               $   66,000
         1997                                   16,500
Total minimum lease payments                $   82,500

(8)STOCKHOLDERS' DEFICIENCY

   On September 1, 1981, the Company issued 712,500 shares of common stock (1,068,750 shares adjusted for the stock split on September 8, 1982) to officers and stockholders in exchange for equipment, research and development services, stock registration costs, reimbursement of expenses and other miscellaneous services. The common stock issued for services was recorded at the estimated fair value of services rendered based upon the Board of Directors' determination and ratification of the value of services. Equipment received in exchange for common stock was recorded at the transferor's cost. Common stock issued for reimbursement of expenses was recorded based upon expenses incurred. All values assigned for expenses and services rendered have been charged to operations except for stock registration costs which were charged against proceeds.

   On July 30, 1982, the Company sold 82,143 shares of common stock (123,214 shares adjusted to reflect the stock split on September 8, 1982) to a private investor at a price of $1.40 per share, resulting in net proceeds to the Company of approximately $108,500.

   On September 8, 1982, the Company declared a 3-for-2 stock split. Shares previously issued by the Company have been restated in accordance with the stock split.

(8)STOCKHOLDERS' DEFICIENCY, (CONTINUED)

   On September 8, 1982, the Company issued 15,000 shares of common stock to an
   officer and stockholder in exchange for equipment.   The  equipment received
   in exchange for the common stock was recorded at the transferor's cost.

   On November 1, 1982 and January 3, 1983, the Company sold 28,125 and 16,071 shares of common stock, respectively, to private investors at $.93 per share, resulting in net proceeds to the Company of approximately $41,250.

   On January 17, 1983, the Company sold 660,000 shares of its common stock and 330,000 common stock purchase warrants in a public offering at a price of $2.50 per share, resulting in net proceeds to the Company of approximately $1,308,446. The warrants were to expire 12 months after issuance; however, the Company extended the expiration date to July 16, 1984. During the fiscal years ended July 31, 1983 and 1984, the net proceeds to the Company from the exercising of the warrants amounted to $934,000. Each common stock purchase warrant was not detachable from its common stock or exercisable until six months after the issuance date of January 17, 1983. Each warrant entitled the holder to purchase one share of common stock at an exercise price of $3.00 after six months and prior to nine months after issuance. The exercise price increased to $3.50 after nine months and prior to 12 months after issuance.

   In connection with the public offering, the Company sold 60,000 five-year purchase warrants to the underwriters at a price of $.001 per warrant. Each warrant entitled the holder to purchase one share of common stock at an exercise price of $3.00. Pursuant to the antidilution provisions of the warrants, the underwriters received warrants to purchase 67,415 shares at an exercise price of $2.67 per share. As of July 31, 1986, all such warrants were exercised and the Company received proceeds of approximately $180,000.

   On February 22, 1984, the Company filed a registration statement with the Securities and Exchange Commission for the issuance of two series of new warrants each to purchase an aggregate of 330,000 shares (hereinafter referred to as one-year warrants and two-year warrants). The one-year warrants had an exercise price of $6.50 per share and expired July 17, 1985. The two-year warrants had an exercise price of $10.00 per share and were to expire July 17, 1986. However, the Company extended the expiration date to August 31, 1987. The one-year warrants and two-year warrants were issued as of July 17, 1984 on a one-for-one basis to those public offering warrant holders who exercised their original warrants, with the right to oversubscribe to any of the warrants not exercised. During the fiscal years ended July 31, 1985, 1986, 1987 and 1988, the Company received net proceeds of approximately $2,471,000 as a result of the exercising of the warrants.

   On January 2, 1987, the Company issued 250,000 shares of common stock to officers and stockholders, including the President and Chief Executive Officer, in recognition of services performed for the Company. The fair value of such shares was recorded as compensation expense.

   On February 3, 1987, the Company sold 5,000 shares of common stock to a private investor for $5.00 per share, resulting in net proceeds to the Company of approximately $25,000.
(8)STOCKHOLDERS' DEFICIENCY, (CONTINUED)

   During the year ended July 31, 1988, the Company issued 206,429 shares of common stock for payment of legal and consulting services. The fair value of such shares was charged to operations.

   On September 1, 1987, the Board of Directors approved new wage contracts for three officers. The contracts provided for the issuance of 700,000 shares of common stock as an inducement for signing; the shares of common stock were issued on November 16, 1987. The fair value of these shares has been recorded as deferred compensation and is being amortized over the term of the employment agreements. The contracts also provided for the issuance of 1,500,000 shares of common stock in 750,000 increments on the occurrence of certain events. These shares were issued during the fiscal years ended July 31, 1989 and 1990 and the fair value of such shares has been recorded as deferred compensation and is being amortized over the remaining term of the employment agreements. The contracts also provided for five-year options to purchase 750,000 shares of common stock at $3.00 per share; options for the purchase of 170,000 shares were exercised on June 16, 1988 and the remaining options for the purchase of 580,000 shares expired on September 2, 1992.

   During fiscal 1988, the Company issued 12,500 shares of common stock in connection with the settlement of certain litigation. The fair value of these shares was charged to operations.

   During the fiscal year ended July 31, 1988, the Company sold 61,073 shares of common stock to private investors at $2.92 per share resulting in net proceeds to the Company of approximately $178,133.

   On September 21, 1988, the Company entered into a stipulation of settlement arising from a lawsuit wherein it agreed to pay a total of $250,000 in 12 monthly installments. Under the agreement, the Company authorized the issuance on September 7, 1988 and October 18, 1988 of 85,000 and 50,000 shares, respectively, to an escrow account to secure payment of the $250,000 due under the stipulation of settlement. During the fiscal year ended July 31, 1989, the Company issued and sold the 135,000 shares of common stock for $1,074,838. On February 14, 1989, the Board of Directors authorized the issuance of an additional 50,000 shares. During the year ended July 31, 1990, the shares were sold for $351,117. The proceeds from the above transactions were used to pay the settlement and related legal costs, reduce loans from and interest due to the Company's President and Chief Executive Officer, and for working capital.

   During the fiscal year ended July 31, 1989, the Company sold 105,840 shares of common stock to private investors at $3.97 per share resulting in net proceeds to the Company of approximately $420,000.

   During the fiscal year ended July 31, 1990, the Company issued 52,463 shares
   of  common  stock for payment of legal and consulting  services.   The  fair
   value of the common stock was charged to operations.

   During the fiscal year ended July 31, 1990, the Company issued 50,000 shares of common stock in connection with the settlement of certain litigation. The fair value of these shares was charged to operations.

(8)STOCKHOLDERS' DEFICIENCY, (CONTINUED)

   During the fiscal year ended July 31, 1990, the Company sold 89,480 shares of common stock to private investors at $3.97 per share resulting in net proceeds to the Company of approximately $355,080.

   During the fiscal year ended July 31, 1991, the Company issued 87,000 shares of common stock for payment of legal and consulting services. The fair value of the common stock was charged to operations.

   During the fiscal year ended July 31, 1992, the Company sold 70,731 shares of common stock to private investors at $2.75 to $3.50 per share resulting in net proceeds to the Company of approximately $219,900.

   During the fiscal year ended July 31, 1992, the Company issued 45,734 shares
   of common stock as payment for services rendered to the Company.   The  fair
   value of this common stock was charged to operations.

   During the fiscal years ended July 31, 1992 and 1990, 94,000 and 50,000 shares of common stock, respectively, were issued to the Company's President and Chief Executive Officer upon the conversion of outstanding debentures.

   During the fiscal year ended July 31, 1993, the Company sold 352,667 shares of common stock to private investors at prices ranging from $2.00 to $3.00 resulting in net proceeds to the Company of approximately $735,500. In addition, the private investors were granted options to purchase common stock totaling 587,167 shares at prices ranging from $3.00 to $7.00. During the fiscal year ended July 31, 1995, 322,500 options expired. A total of 30,167 options due to expire on July 31, 1995 were extended to July 31, 1996, their exercise price was reduced to $2.50 and they are currently outstanding. The remaining 234,500 options are currently outstanding and will expire during fiscal 1996.

   During the fiscal year ended July 31, 1993, the Company issued 54,600 shares of common stock as payment for legal and other services performed for the Company. The fair value of 49,600 shares was charged to operations. The remaining 5,000 shares were recorded as deferred compensation and were amortized over a one-year period, beginning in February 1993, in accordance with the agreement entered into with the recipient.

   During the fiscal year ended July 31, 1994, the Company issued 7,000 shares of common stock as payment for services performed for the Company. The fair value of the shares issued was charged to operations.

   During the fiscal year ended July 31, 1994, the Company sold 25,000 shares of common stock to a private investor at $2.00 per share resulting in net proceeds to the Company of $50,000. In addition, the private investor was granted options to purchase common stock totaling 25,000 shares at $4.00 per common share. The options expire during fiscal 1997.

(8)STOCKHOLDERS' DEFICIENCY, (CONTINUED)

   During the fiscal year ended July 31, 1994, the Company sold 800,000 shares of common stock to private investors at $2.50 per share resulting in net proceeds to the Company of $1,865,791. In addition, the private investors were granted warrants to purchase common stock totaling 800,000 shares at $5.00 per common share. The warrants expire during fiscal 1997.

   During the fiscal year ended July 31, 1994, 400,000 shares of common stock were issued to the Company's President and Chief Executive Officer upon the conversion of outstanding debentures.

   During the fiscal year ended July 31, 1994, 25,400 shares of common stock were issued upon the conversion of other outstanding debentures.

   In September 1994, the Company completed a private placement resulting in the issuance of 288,506 shares of common stock and three-year warrants to purchase 288,506 shares of common stock at an exercise price of $5.50 per share. The common stock and warrants were sold in units consisting of 20,000 shares of common stock and warrants to purchase 20,000 shares of common stock. The price per unit was $50,000. The Company received proceeds of approximately $545,000, net of costs associated with the placement of approximately $55,000 and the conversion of certain debt by creditors of $121,265 into equivalent private placement units, of 17,600 shares for conversion of short-term borrowings and 30,906 shares issued for services rendered. In October 1994, an additional two units at $50,000 per unit were sold to a private investor under the same terms as the September 1994 private placement resulting in the issuance of 40,000 shares of common stock.

   During the fiscal year ended July 31, 1995, 185,000 shares of common stock were issued upon the exercise of stock options by unrelated parties resulting in net proceeds to the Company of $437,200. The exercise prices of the options ranged from $2.27 to $2.50, which had been reduced from $3.50 and $5.00, respectively, during fiscal 1995.

   During the fiscal year ended July 31, 1995, the Company sold 681,000 shares of common stock to private investors resulting in net proceeds to the Company of approximately $1,379,000. The shares were sold at prices ranging from $2.00 to $2.25.

   During the fiscal year ended July 31, 1995, the Company sold 139,080 shares of common stock and 47,405 three-year warrants to purchase shares of common stock at an exercise price of $4.00 per share to private investors. The stock and warrants were sold at prices ranging from $2.25 to $2.73 per share and resulted in net proceeds to the Company of $343,808, of which $4,800 was for services rendered. The common shares were issued to the investors subsequent to July 31, 1995.

(9)COMMON STOCK WARRANTS

   The following table summarizes the activity of the common stock warrants issued in connection with the public stock offering during 1983:

                                                                        SHARES               PRICE RANGE
Sold in public offering                                                  330,000             $3.00-3.50
Sold to underwriters                                                      60,000                3.00
Exercised                                                                 (1,165)               3.00
Outstanding at July 31, 1983                                             388,835              3.00-3.50
Exercised                                                               (287,566)             2.00-3.50
Expired                                                                  (41,269)               3.50
Issued (one-year warrants)                                               288,731                6.50
Issued (two-year warrants)                                               288,731                10.00
Outstanding at July 31, 1984                                             637,462             3.00-10.00
Additional underwriters' warrants                                          7,415                2.67
  pursuant to antidilution provisions
Exercised                                                               (334,957)            2.67-10.00
Expired                                                                   (4,359)               6.50
Outstanding and exercisable at July 31, 1985                             305,561             2.67-10.00
Reinstated                                                                 2,000                6.50
Exercised                                                                (21,565)            2.67-10.00
Outstanding and exercisable at July 31, 1986                             285,996                10.00
Exercised                                                                (14,745)               10.00
Outstanding and exercisable at July 31, 1987                             271,251                10.00
Exercised                                                                (63,925)             $   7.06
Expired                                                                 (207,236)
Outstanding at July 31, 1988                                               -

   STOCK PURCHASE WARRANTS

   On July 28, 1988, the Board of Directors granted stock purchase warrants to acquire a maximum of 200,000 shares of common stock at $5.00 per share which were not exercised and expired.

   On July 23, 1991, the Board of Directors granted stock purchase warrants to purchase 200,000 shares of common stock at $5.00 per share which were not exercised and expired.
(9)COMMON STOCK WARRANTS, (CONTINUED)

   WARRANTS SOLD IN 1994 AND 1995 PRIVATE PLACEMENTS

                                                 WARRANTS                  EXERCISE PRICE                    EXPIRATION
Sold in March 1994 Private Placement                 800,000         $             5.00                   3/21/97 to 6/21/97
Outstanding at July 31, 1994                         800,000                       5.00                   3/21/97 to 6/21/97
Sold in September 1994 Private Placement             288,506                       5.50                   12/9/97 to 12/14/97
Sold in October 1994 Private Placement                40,000                       5.50                   1/21/98
Sold in September 1995 Private Placement              47,405                    4.00                      10/1/98
Outstanding and exercisable at July 31, 1995       1,175,911         $      4.00 - 5.50                   3/21/97 to 10/1/98

(10)STOCK OPTIONS

   1981 NON-QUALIFIED STOCK OPTION PLAN

   In 1981, the Board of Directors adopted a non-qualified stock option plan and had reserved 300,000 shares for issuance to key employees or consultants. Options were nontransferable and expired if not exercised within five years. The maximum amount exercisable in any one year was one-fifth of the options granted which accumulated if not exercised. The options were issuable in such amounts as determined by the Board of Directors and such prices as determined by the Board of Directors, except that no single recipient would be granted options to purchase more than 15,000 shares.

   The following table summarizes stock options outstanding:


                                                  SHARES            PRICE RANGE

   Granted, August 24, 1984                       15,000        $       5.00
   Granted, August 1, 1985                        45,000               15.00
   Subtotal                                       60,000            5.00-15.00

   Cancelled                                     (45,000)           5.00-15.00
   Outstanding, July 31, 1990                     15,000               15.00
   Expired                                       (15,000)       $      15.00
   Outstanding, July 31, 1991                     -

(10)STOCK OPTIONS, (CONTINUED)

   NON-QUALIFIED STOCK OPTIONS

   The Board of Directors issued non-qualified stock options which were not part of the 1981 non-qualified stock option plan or the 1989 Stock Plan as follows:


                                                              SHARES                 PRICE RANGE

   Granted                                                   1,032,000            $   3.00-3.50
   Exercised                                                  (170,000)                 3.00
   Cancelled                                                    (6,000)                 3.50
   Balance at July 31, 1988                                    856,000                3.00-3.50

   Exercised                                                    (1,000)                 3.50
   Balance at July 31, 1989                                    855,000                3.00-3.50

   Cancelled                                                  (100,000)                 3.00
   Expired                                                     (59,011)                 3.50
   Exercised                                                  (105,989)               3.00-3.50
   Balance at July 31, 1990, 1991 and 1992                     590,000                3.00-3.50

   Expired                                                    (590,000)               3.00-3.50
   Granted                                                     750,000                  3.50
   Balance at July 31, 1993                                    750,000                  3.50
   Granted pursuant to conversion of certain
   liabilities:                                              1,324,014                  3.20
    related party
    unrelated party                                             73,804                  3.20
   Repurchased stock options                                  (102,807)                 3.20
   Balance at July 31, 1994 and 1995                         2,045,011            $   3.20-3.50

   Exercisable at July 31, 1995                              1,143,982            $   3.20-3.50

   The options outstanding at July 31, 1995 will expire between September 16, 1996 and March 30, 2004. Subsequent to July 31, 1995, certain of these options were extended, see Note 16.

(10)STOCK OPTIONS, (CONTINUED)

   In connection with certain private placements, the Board of Directors have included in the agreements, options to purchase additional shares of the Company's common stock as follows:

                                                                 SHARES              PRICE RANGE
   Granted                                                         126,000        $     3.97
   Exercised (included in 1989 proceeds from
   sale to                                                         (25,200)             3.97
    private investors)
   Balance at July 31, 1989                                        100,800

   Granted                                                          61,720              6.50
   Exercised (included in 1990 proceeds from
   sale to                                                         (39,080)             3.97
    private investors)
   Expired                                                         (61,720)             3.97
   Balance at July 31, 1990                                         61,720

   Granted                                                          45,000              6.50
   Exercised (included in 1991 proceeds from
   sale to                                                         (16,720)             6.50
    private investors)
   Expired                                                         (45,000)             6.50
   Balance at July 31, 1991                                         45,000              6.50

   Granted                                                          50,000              5.00
   Expired                                                         (45,000)             6.50
   Balance at July 31, 1992                                         50,000

   Granted (30,167 options were repriced and                       587,167            2.50-7.00
   extended
    as described in note 8)
   Expired                                                         (50,000)             5.00
   Balance at July 31, 1993                                        587,167
   Granted                                                          25,000              4.00
   Balance at July 31, 1994                                        612,167            2.50-7.00

   Expired                                                        (322,500)             3.00
   Balance outstanding and exercisable at July
31, 1995                                                           289,667        $   2.50-7.00


   The options outstanding at July 31, 1995, will expire during the fiscal years ending July 31, 1996 and 1997.


(10)STOCK OPTIONS, (CONTINUED)

   1989 STOCK PLAN

   On February 14, 1989, the Company adopted the Alfacell Corporation 1989 Stock Plan (the "1989 Stock Plan"), pursuant to which the Board of Directors shall issue awards, options and grants. The maximum amount of shares of common stock that may be issued pursuant to the option plan is 2,000,000. The per share option exercise price shall be determined by the Board of Directors. All options are nontransferable and forfeitable in the event employment is terminated within two years of the date an option is exercised or prior to an option being exercised. In the event the option is exercised and said shares are forfeited, the Company will return to the optionee the lesser of the current market value of the securities or the exercise price paid.

   The stock option activity is as follows:


                                                  SHARES                 PRICE RANGE

   Granted, February 14, 1989                       230,000         $       5.00
   Granted, April 27, 1990                          450,000                 5.00
   Granted, November 2, 1990                        260,000                 5.00
   Granted, April 23, 1991                          945,000                 5.00
                                                  1,885,000
   Options issued in connection
with share purchase                                  36,365                 2.75
   Expired                                         (680,000)                5.00
   Cancelled                                                                5.00
                                                    (10,000)
   Balance at July 31, 1992                       1,231,365               2.75-5.00

   Expired                                       (1,195,000)                5.00
   Granted                                        1,575,000               3.50-5.00
   Balance at July 31, 1993                       1,611,365               2.75-5.00

   Expired                                          (36,365)                2.75
   Balance at July 31, 1994                       1,575,000               3.50-5.00

   Expired                                         (945,000)              3.50-5.00
   Exercised                                       (185,000)              2.27-2.50
   Balance outstanding and
      exercisable at July 31, 1995                  445,000         $      2.50-2.68


(10)STOCK OPTIONS, (CONTINUED)

   In order to induce the exercise of options due to expire, the Board of Directors approved the extension and repricing of certain options as follows:

                                     Exercise Price
                                                                   No. of Options
     NO. OF OPTIONS           ORIGINAL            REVISED             EXERCISED         EXPIRATION DATE

          110,000                 $ 3.50            $   2.27                 110,000    January 9, 1995
          320,000                   5.00                2.50                  75,000     July 31, 1996
         200,000*                   5.00                2.68               -             July 31, 1996
          630,000                                                            185,000


   * Options to related parties were repriced at the fair market value of the common stock at the time of extension.


   1993 STOCK OPTION PLAN

   The Company's Board of Directors adopted the 1993 Stock Option Plan (the "Plan") in November 1993 and the stockholders ratified the plan in January 1994. The total number of shares of common stock authorized for issuance upon exercise of options granted under the Plan is 3,000,000.

   The stock options activity is as follows:

                                           OPTIONS                   PRICE RANGE
   Granted                               1,371,750                 $ 2.71 - 5.00
   Granted pursuant to conversion          331,409                        3.12
of certain liabilities, related
party
   Balance at July 31, 1994              1,703,159                   2.71 - 5.00
   Granted                                 188,850                   2.27 - 5.00
   Balance at July 31, 1995              1,892,009                 $ 2.27 - 5.00
   Exercisable at July 31, 1995            771,864                 $ 2.71 - 5.00

   These options become exercisable over five years starting at various dates from date of grant, up to one year after the grant date.

   The options outstanding at July 31, 1995 will expire from November 10, 1997 to March 13, 2005.

(11)STOCK GRANT AND COMPENSATION PLANS

   The Company had adopted a stock grant program effective September 1, 1981, and pursuant to said Plan, had reserved 375,000 shares of its common stock for issuance to key employees. The stock grant program was superseded by the 1989 Stock Plan and no further grants will be given pursuant to the grant plan. The following stock transactions occurred under the Company's stock grant program:


    Year                  SHARES                Fair          Amount
    ended                                       VALUE           of
  JULY 31,                                                 COMPENSATION

    1983                  20,000         $      5.50        $  110,000
    1984                  19,750                5.125          101,219
    1985                  48,332             5.125-15.00       478,105
    1986                  11,250             5.125-15.00       107,032
    1988                  19,000         $      3.50       $     6,500

   On January 26, 1984, the Company adopted a stock bonus plan for directors and consultants. The plan was amended on October 6, 1986, to reserve 500,000 shares for issuance under the plan and to clarify a requirement that a stock cannot be transferred until three years after the date of the grant. The stock bonus plan for directors and consultants was superseded by the 1989 Stock Plan and no further grants will be given pursuant to the stock bonus plan for directors and consultants. The following stock transactions occurred under the Company's stock bonus plan:


     Year                                                           Amount
     ended                                         Fair               of
   JULY 31,                SHARES                  VALUE         COMPENSATION
     1984                   130,250          $   2.50-3.88       $  385,917
     1985                    99,163             3.50-15.00          879,478
     1985                   (42,500)               2.50            (105,825)*
     1986                    15,394             9.65-15.00          215,400
     1987                     5,000          $     15.00        $    75,000

   * Shares granted in 1984 were renegotiated in 1985 and cancelled as a result of recipient's termination.

(11)STOCK GRANT AND COMPENSATION PLANS, (CONTINUED)

   ALFACELL CORPORATION 1989 STOCK PLAN

   Under the 1989 Stock Plan, one million shares of the Company's common stock have been reserved for issuance as awards to employees. The 1989 Stock Plan also provides for the granting of options to purchase common stock of the Company (see note 10). In addition, the 1989 Stock Plan provides for the issuance of one million shares of the Company's common stock as grants. To be eligible for a grant, grantees must have made substantial contributions and shown loyal dedication to the Company and be ineligible to receive an award or option.

   During the fiscal years ended, the following awards and grants were authorized under the 1989 Stock Plan:

    Year               SHARES           Fair                 Amount
    ended                               VALUE                  of
  JULY 31,                                                COMPENSATION

    1989                 30,000       $ 5.00           $       150,000
    1990                 56,000         6.00                   336,000
    1991                119,000         4.00                   476,000
    1992                104,000         2.75                   286,000
    1993                117,000         2.00                   234,000
    1994                  5,000       $ 3.00           $        15,000

   Compensation expense is recorded for the fair value of  all stock awards and
   grants  over  the  vesting  period.   The  1994 stock award was  immediately
   vested.  There were no stock awards in fiscal 1995.

(12)INCOME TAXES

   The Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109) for the year ended July 31, 1993. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for all years in which the temporary differences are expected to reverse.







(12)INCOME TAXES, (CONTINUED)

   At July 31, 1995 and 1994, the tax effects of temporary differences that give rise to the deferred tax assets are as follows:

                                                                    1995                         1994
Deferred tax assets:
   Excess of book over tax depreciation                    $           26,223  $                  56,116
   Deferred compensation                                              165,999                     55,916
   Other                                                                7,993                      1,996
   Federal and state net operating loss                             8,926,338     8,662,634
carryforwards
   Research and experimentation and investment
   tax                                                                473,287                    471,234
    credit carryforwards
Total gross deferred tax assets                                     9,599,840                  9,247,896

Valuation allowance                                            (9,599,840)                    (9,247,896)
Net deferred tax assets                                    $           -       $                    -

   A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

   At July 31, 1995, the Company has federal net operating loss carryforwards of approximately $23,460,000 that expire in the years 1997 to 2010. The Company also has investment tax credit carryforwards of $63,076 and research and experimentation tax credit carryforwards of $410,211 that expire in the years 1998 to 2010. Ultimate utilization/availability of such net operating losses and credits may be significantly curtailed if a significant change in ownership occurs.

(13)OTHER FINANCIAL INFORMATION

   Accrued expenses as of July 31, consist of the following:

                                               1995                  1994

         Payroll and payroll             $  27,539       $        12,535
taxes
         Interest                           10,196                10,623
         Professional fees                  23,800                29,675
         Other                              40,242                    -
                                         $ 101,777       $        52,833

(13)OTHER FINANCIAL INFORMATION, (CONTINUED)

   Prepaid expenses as of July 31, consist of the following:

                                        1995                 1994

Insurance                        $    31,607          $    26,223
NIH research                               -               32,000
Other                                  7,000               10,444
                                 $    38,607          $    68,667

(14)COMMITMENTS AND CONTINGENCIES

   On July 23, 1991, the Board of Directors authorized the Company to pay to the President and Chief Executive Officer of the Company an amount equal to 15% of any gross royalties which may be paid to the Company from any license(s) with respect to the Company's principal product, ONCONASE, or any other products derived from amphibian source extract, produced either as a natural, synthesized, and/or genetically engineered drug for which the Company is the owner or co-owner of the patents, or acquires such rights in the future, for a period not to exceed the life of the patent. If the Company manufactures and markets its own drugs, then the Company will pay an amount equal to 5% of gross sales from any products sold during the life of the patents. In addition, the agreement provides for a reduction of indebtedness to the President and Chief Executive Officer in the amount of $200,000 upon the Company entering into a licensing agreement for its principal product.

   The Company has product liability insurance coverage in the amount of $6,000,000 for clinical trials. No product liability claims have been filed against the Company. If a claim arises and the Company is found liable in an amount that significantly exceeds the policy limits, it may have a material adverse effect upon the financial condition of the Company.

(15)RESEARCH AND DEVELOPMENT AGREEMENT

   In November 1992, the Company entered into a Cooperative Research and Development Agreement (CRADA) with the National Institutes of Health (NIH). In accordance with this CRADA, the NIH will perform research for the Company on potential uses for its drug technology. During the term of this research and development agreement, which expires in January 1996, the Company is obligated to pay approximately $5,000 per month to the NIH. Total research and development expenses under this arrangement amounted to $64,000, $43,000 and $17,000 during the years ended July 31, 1995, 1994 and 1993, respectively.

(16)SUBSEQUENT EVENTS

   In order to preserve stock options as a source of financing which were granted during fiscal year 1993 and due to expire, the Board of Directors approved effective September 15, 1995, a one-year extension for 750,000 options which were held by officers and due to expire on that day. The exercise price was increased from $3.50 to $3.87, the fair market value of the common stock at the time of the extension.
(16)SUBSEQUENT EVENTS, (CONTINUED)

   On September 29, 1995, the Company completed a private placement resulting in the issuance of 1,105,536 shares of common stock and 8,540 three-year warrants to purchase shares of common stock at an exercise price of $4.00 per share to private and institutional investors. The stock and warrants were sold at prices ranging from $2.00 to $3.70 per share and resulted in net proceeds to the Company of approximately $2.3 million.

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the General Corporation Law of Delaware (the "GCL") a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     A corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     In addition, the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The Certificate of Incorporation of the Company is consistent with Section 145 of the GCL and its Bylaws provide that each director, officer, employee and agent of the Company shall be indemnified to the extent permitted by the GCL.

     In this connection, the Company has entered into indemnification agreements (the "Indemnity Agreements") with each of its directors. The Indemnity Agreements are consistent with the Company's By-laws and the Company's policy to indemnify directors to the fullest extent permitted by law. The Indemnity Agreements provide for indemnification of directors for liabilities arising out of claims against such persons acting as directors of the Company (or any entity controlling, controlled by or under common control with the Company) due to any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done, or suffered or wrongfully attempted by such directors, except as prohibited by law. The Indemnity Agreements also provide for the advancement of costs and expenses, including attorneys' fees, reasonably incurred by directors in defending or investigating any action, suit, proceeding or claim, subject to an undertaking by such directors to repay such amounts if it is ultimately determined that such directors are not entitled to indemnification. The Indemnity Agreements cover future acts and omissions of directors for which actions may be brought.

     The Indemnity Agreements also provide that directors, officers, employees and agents are entitled to indemnification against all expenses (including attorneys' fees) reasonably incurred in seeking to collect an indemnity claim or to obtain advancement of expenses from the Company. The rights of directors under the Indemnity Agreements are not exclusive of any other rights directors may have under Delaware law, any liability insurance policies that may be obtained, the Company's By-Laws or otherwise. The Company would not be required to indemnify a director for any claim based upon the director gaining in fact a personal profit or advantage to which such director was not legally entitled, any claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934 or a similar state or common law provision or any claim brought about or contributed to by the dishonesty of the director.

     Insofar  as  indemnification   for   liabilities   arising  under  the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a list of the estimated expenses to be incurred by the Registrant in connection with the distribution of the securities being registered hereby, other than underwriting discounts and commissions.

          Registration                               $  5,100
          Accountants' Fees and Expenses             $ 63,500
          Legal Fees and Expenses                    $ 90,000
          Printing Expenses                          $  8,500
          Miscellaneous                              $  2,900
                              Total                  $170,000*

* Includes fees and expenses paid to date pursuant to the Registrant's Registration Statements on Form SB-2 (File Nos. 33-83072 and 33-76950).


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     On January 9, 1993, the Company issued 5,000 shares of Common Stock to Diane Scudiery in payment of accrued wages aggregating $10,000 and 500 shares of Common Stock to S. Spector for payment of consulting services rendered to the Company aggregating $1,000. On January 29, 1993, the Company issued 10,000 shares of Common Stock to Mark Jay in payment of legal fees aggregating $20,000; 75,000 shares of Common Stock to James McCash for an aggregate of $150,000; 115,000 shares of Common Stock to Digital Creations Inc for an aggregate of $230,000 and 32,500 shares of Common Stock to Kimberly Computer Inc. for an aggregate of $65,000. On May 5, 1993, the Company issued 23,500 shares of Common Stock to John Frohling in payment of legal fees aggregating $69,680. On May 24, 1993, the Company issued 12,000 shares of Common Stock to James McCash for an aggregate of $36,000; on June 16, 1993, the Company issued 3,000 shares of Common Stock to Anatoly Ritikoff for an aggregate of $9,000; on June 29, 1993, the Company issued 11,834 shares of Common Stock to James McCash for an aggregate of $35,500; and on July 15, 1993, the Company issued 3,333 shares of Common Stock to Ahmed Farag for an aggregate of $10,000. Pursuant to these transactions, the private investors were granted options to purchase an aggregate of 587,167 shares of Common Stock at prices ranging from $3.00 to $7.00. On September 22, 1995 the exercise price of options to purchase 30,167 shares of the 587,167 shares was reduced from $5.00 to $2.50 per share and the exercise period was extended from July 31, 1995 to July 31, 1996. Of the 587,167 options, 322,500 expired during fiscal 1995 and the balance will expire during the period January 1996 to July 1996.

     In September 1993, the Company sold 25,000 shares of Common Stock to James McCash, at an aggregate purchase price of $50,000. Pursuant to this transaction, Mr. McCash was granted options to purchase an aggregate of 25,000 shares of Common Stock at an exercise price of $4.00 per share. These options expire on September 14, 1996.

     On January 5, 1994, $127,000 of convertible debentures were converted into 25,400 shares of Common Stock by John Schierloh, pursuant to the terms of the debentures. Additionally, on March 30, 1994 the Company issued 5,000 shares of Common Stock to Ms. Anita Franklin for services rendered to the Company.

     In November 1993, the Company commenced a private placement which was completed on March 21, 1994. The private placement resulted in the issuance of 800,000 shares of Common Stock and three-year warrants to purchase 800,000 shares of Common Stock at an exercise price of $5.00 per share. The Common Stock and Warrants were sold in units consisting of 20,000 shares of Common Stock and Warrants to purchase 20,000 shares of Common Stock. The price per unit was $50,000. After deducting the expenses of the offering and including the conversion of debt by a certain investor and conversion of accounts payable by a certain creditor, the Company received net proceeds of approximately $1,865,791 from the offering. The units were acquired by the investors in such private placement transaction from the Company pursuant to purchase agreements (the "Purchase Agreements"). In the Purchase Agreements, the Company agreed to bear all expenses in connection with the registration of the Common Stock (other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the investors).

     In September 1994, the Company commenced a private placement which was completed on September 13, 1994. The private placement resulted in the issuance of 288,506 shares of Common Stock and three-year Warrants to purchase 288,506 shares of Common Stock at an exercise price of $5.50 per share. The Common Stock and Warrants were sold in units consisting of 20,000 shares of Common Stock and Warrants to purchase 20,000 shares of Common Stock. The price per unit was $50,000. After taking into account expenses of the offering, the conversion of debt by a certain investor and conversion of accounts payable by certain creditors, the Company received net proceeds of approximately $545,000 from the offering. The units were acquired by the investors in such private placement transaction from the Company pursuant to purchase agreements. In the purchase agreements, the Company agreed to bear all expenses in connection with the registration of the Common Stock (other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the investors).

     During the fiscal year ended July 31, 1994, $1,575,000 of convertible debentures were converted into Common Stock by the Company's President and Chief Executive Officer, pursuant to the terms of the debentures as follows:

     July 31, 1993, convertible debentures,
       related party                              $1,575,000

     August 18, 1993, converted to 50,000
       shares of Common Stock                       (300,000)

     September 28, 1993, converted to 50,000
       shares of Common Stock                       (200,000)

     March 30, 1994, converted to 300,000
       shares of Common Stock                     (1,075,000)

     July 31, 1994, convertible debentures,
       related party                               $    --

     In February 1995 the Company issued an aggregate of 110,000 shares of Common Stock upon the exercise of 110,000 options for aggregate consideration of $249,700; in March 1995 the Company issued an aggregate of 30,000 shares of Common Stock upon the exercise of 30,000 options for aggregate consideration of $75,000; in June 1995 the Company issued an aggregate 35,000 shares of Common Stock upon the exercise of 35,000 options for aggregate consideration of $87,500; in July 1995 the Company issued an aggregate 10,000 shares of Common Stock upon the exercise of 10,000 options for aggregate consideration of $25,000; in August 1995 the Company issued an aggregate of 10,000 shares of Common Stock upon the exercise of 10,000 options for aggregate consideration of $25,000.

     On September 29, 1995, the Company completed a private placement which resulted in the issuance of 1,925,616 shares of Common Stock and three-year warrants to purchase 55,945 shares of Common Stock at an exercise price of $4.00 per share. On October 21, 1994, the Company completed a private placement which resulted in the issuance of 40,000 shares of Common Stock and 40,000 shares of Common Stock underlying warrants at an exercise price of $5.50 per share. After taking into account expenses of these offerings, the Company received net proceeds of approximately $4.2 million from the offerings. The Common Stock and warrants were acquired by the investors in such private placement transactions from the Company pursuant to purchase agreements. In the purchase agreements, the Company agreed to bear all expenses in connection with the registration of the Common Stock (other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the investors). 115,000 shares of Common Stock sold in this private placement were sold pursuant to Regulation S under the Securities Act.

     On November 29, 1995 the Company issued a warrant expiring October 1, 1997 to First Fidelity Bank, N.A., New Jersey to purchase 10,000 shares of Common Stock.

     Unless otherwise stated, the foregoing sales of the Company's securities were effected in private transactions in reliance upon Section 4(2) of the Securities Act, or upon Section 4(2) of the Securities Act and Rule 506 thereunder.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The  following  are filed either  as  exhibits  to  this  Registration
Statement  or  incorporated   by   reference   to  the  exhibits  to  prior
Registration Statements and reports of the Registrant as indicated:


          (a) EXHIBITS (numbered in accordance with  Item 601 of Regulation
S-B).

                                                                       Exhibit No. or
                                                                       Incorporation BY
      Exhibit                                                          REFERENCE
        NO.         ITEM TITLE
            3.1     Certificate of Incorporation                                         *
            3.2     By-Laws                                                              *
            3.3     Amendment to Certificate of Incorporation                          +++
            4.1     Form of Convertible Debenture                                       **
            5.1     Opinion of Ross & Hardies                                            +
           10.1     Employment Agreement dated as of July 1, 1994 with                  ++
                    Kuslima Shogen
           10.2     Lease, as amended - 225 Belleville Avenue,                          **
                    Bloomfield, New Jersey
           10.3     Amendment to amended Lease - 225 Belleville                        ***
                    Avenue, Bloomfield, New Jersey
           10.4     Term Loan Agreement dated as of May 31, 1993 by                     **
                    and between the Company and First Fidelity Bank,
                    N.A., New Jersey
           10.5     Term Note dated as of May 31, 1993 issued by the                    **
                    Company to First Fidelity Bank, N.A., New Jersey
           10.6     Patent Security Agreement dated as of May 31, 1993                  **
                    by and between the Company and First Fidelity
                    Bank, N.A., New Jersey
           10.7     Security Agreement dated as of May 31, 1993 by and                  **
                    between the Company and First Fidelity Bank, N.A.,
                    New Jersey
           10.8     Subordination Agreement dated as of May 31, 1993                    **
                    by and among the Company, Kuslima Shogen, and
                    First Fidelity Bank, N.A., New Jersey
           10.9     Amendment to Subordination Agreement dated as of                   ***
                    May 31, 1993 by and among the Company, Kuslima
                    Shogen and First Fidelity Bank, N.A., New Jersey,
                    dated June 30, 1995
          10.10     Form of Stock Purchase Agreement and Certificate                   ***
                    used in connection with private placements
          10.11     Form of Stock and Warrant Purchase Agreement and                   ***
                    Warrant Agreement used in Private Placement
                    completed on March 21, 1994
          10.12     The Company's 1993 Stock Option Plan and Form of                 *****
                    Option Agreement
          10.13     Debt Conversion Agreement dated March 30, 1994                    ****
                    with Kuslima Shogen
          10.14     Accrued Salary Conversion Agreement dated March                   ****
                    30, 1994 with Kuslima Shogen
          10.15     Accrued Salary Conversion Agreement dated March                   ****
                    30, 1994 with Stanislaw Mikulski
          10.16     Debt Conversion Agreement dated March 30, 1994                    ****
                    with John Schierloh
          10.17     Option Agreement dated March 30, 1994 with Kuslima                ****
                    Shogen
          10.18     Option Agreement dated March 30, 1994 with Kuslima                ****
                    Shogen
          10.19     Amendment No. 1 dated June 20, 1994 to Option                     ****
                    Agreement dated March 30, 1994 with Kuslima Shogen
          10.20     Amendment No. 1 dated June 17, 1994 to Term Loan                  ****
                    Agreement dated May 31, 1993 between Kuslima
                    Shogen and First Fidelity Bank, N.A., New Jersey
          10.21     Second Pledge Agreement dated June 17, 1994 by and                ****
                    among the Company, Kuslima Shogen and First
                    Fidelity Bank, N.A., New Jersey
          10.22     Form of Amendment No. 1 dated June 20, 1994 to                   *****
                    Option Agreement dated March 30, 1994 with Kuslima
                    Shogen
          10.23     Form of Amendment No. 1 dated June 20, 1994 to                   *****
                    Option Agreement dated March 30, 1994 with
                    Stanislaw Mikulski
          10.24     Form of Stock and Warrant Purchase Agreement and                     +
                    Warrant Agreement used in Private Placement
                    completed on September 13, 1994
          10.25     Employment Agreement dated as of July 15, 1994                      ++
                    with Gail E. Fraser
          10.26     Form of Subscription Agreements and Warrant                        +++
                    Agreement used in Private Placements closed
                    between October 1994 and September 1995
          10.27     Amendment No. 1 dated as of October 1, 1995 to                       #
                    Term Loan Agreement dated as of May 31, 1993 by
                    and between the Company and First Fidelity Bank,
                    N.A. New Jersey
          10.28     Amended and Restated Term Note dated as of October                   #
                    1, 1995 issued by the Company to First Fidelity
                    Bank, N.A. New Jersey
          10.29     Warrant dated as of October 1, 1995 issued by the                    #
                    Company to First Fidelity Bank, N.A. New Jersey
           21.0     Subsidiaries of Registrant                                         +++
           23.1     Consent of Ross & Hardies (included in Exhibit
                    5.1)
           23.2     Consent of KPMG Peat Marwick LLP                                    ##
           23.3     Consent of Armus, Harrison & Co.                                    ##

___________________________

* Previously filed as exhibit to the Company's Registration Statement on Form S-18 (File No. 2-79975-NY) and incorporated herein by reference thereto.

** Previously filed as exhibits to the Company's Annual Report on Form 10-K for the year ended July 31, 1993 and incorporated herein by reference thereto.

*** Previously filed as exhibits to the Company's Quarterly Report on Form 10-QSB for the quarter ended January 31, 1994 and incorporated herein by reference thereto.

**** Previously filed as exhibits to the Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 1994 and incorporated herein by reference thereto.

***** Previously filed as exhibits to the Company's Registration Statement on Form SB-2 (File No. 33-76950) and incorporated herein by reference thereto.

+     Previously filed as exhibits hereto.

++ Previously filed as exhibits to the Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 1995 and incorporated herein by reference thereto.

+++ Previously filed as exhibits to the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1995 and incorporated herein by reference thereto.

# Previously filed as exhibits to the Company's Registration Statement on Form SB-2 (File No. 33-63341) and incorporated herein by reference thereto.

##    Filed herewith.

ITEM 28.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield, State of New Jersey, on December 7, 1995.

                              ALFACELL CORPORATION
                              (Registrant)


                              By:/S/ KUSLIMA SHOGEN
                                 Kuslima Shogen,
                                  President and
                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/S/KUSLIMA SHOGEN           President and Chief Executive  December 7, 1995
Kuslima Shogen              Officer and Director
                            (Principal Executive Officer)


/S/GAIL E. FRASER           Vice President, Finance and    December 7, 1995
Gail E. Fraser              Chief Financial Officer and
                            Director (Principal Financial
                            Officer and Principal
                            Accounting Officer)


        *                   Executive Vice                 December 7, 1995
Stanislaw M. Mikulski, M.D. President, Medical Director
                            and Director


                            Director                      December __, 1995
Allen Siegel, D.D.S.


        *                   Director                       December 7, 1995
Alan Bell


        *                   Director                       December 7, 1995
Robert R. Henry


/S/ GAIL E. FRASER
  * By:  Gail E. Fraser
as attorney-in-fact